EXHIBIT 10.nn

                              AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                               CORONADO SEAS, LLC

                                      AMONG

                          COMMODORE DAY CRUISES LIMITED

                                       AND

                PROMOCIONES TURISTICAS DE ROSARITO, S.A. DE C.V.

                                       AND

                         VIEJAS BAND OF KUMEYAAY INDIANS

                            DATED SEPTEMBER 17, 1999


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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1         DEFINITIONS..................................................1

ARTICLE 2         OFFICES AND STATUTORY AGENT..................................6

         2.1      Principal Executive Office...................................6

         2.2      Other Offices................................................6

         2.3      Statutory Agent..............................................6

ARTICLE 3         ESTABLISHMENT OF THE JOINT VENTURE...........................6

         3.1      Establishment of the Joint Venture; Purpose..................6

         3.2      Organization as a Limited Liability Company..................6

         3.3      Name.........................................................6

         3.4      Charter of Vessel............................................6

         3.5      Operations...................................................7

         3.6      Reservations.................................................9

         3.7      Cost Reimbursement...........................................9

         3.8      Intellectual Property Assets.................................9

         3.9      Representations and Warranties of the Members................9

         3.10     Covenants of Members........................................10

ARTICLE 4         MEMBERS; MANAGEMENT; VOTING RIGHTS; MEETINGS OF DIRECTORS...11

         4.1      Members.....................................................11

         4.2      Management Committee........................................11

         4.3      Management Committee Meetings...............................11

         4.4      Voting......................................................12

         4.5      Intentionally Deleted.......................................13

         4.6      Chief Executive Officer.....................................14

         4.7      Executive Officers..........................................14

         4.8      Business Plan...............................................14

         4.9      Budget Approval.............................................15

         4.10     Employees and Employee Benefits.............................15

         4.11     Arrangements with Members or Affiliates.....................16

         4.12     Duty of Members to Cooperate................................16

         4.13     Insurance and Risk Management...............................16

         4.14     Limitations on Member's Authority...........................16

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ARTICLE 5         CAPITAL CONTRIBUTIONS.......................................16

         5.1      Initial Capital Contributions...............................16

         5.2      Adjustments to Capital Accounts.............................17

         5.3      Additional Capital Contributions............................18

         5.4      Procedure for Making Capital Calls by the Management
                  Committee...................................................18

         5.5      Failure of Member to Contribute Capital.....................18

         5.6      No Third Party Beneficiaries................................18

         5.7      No Withdrawal of, or Payment of Interest on, Capitals
                  Accounts....................................................19

         5.8      Obligation to Restore.......................................19

ARTICLE 6         ALLOCATIONS, DISTRIBUTIONS, ACCOUNTING AND TAX MATTERS......19

         6.1      Allocations.................................................19

         6.2      Distributions and Reserves..................................19

         6.3      Accounting Matters..........................................21

         6.4      Tax Status and Returns......................................21

         6.5      Tax Matters Member..........................................21

         6.6      754 Election................................................22

         6.7      Membership Classification...................................22

ARTICLE 7         TRANSFER OF INTERESTS; ADMISSION AND RESIGNATION OF
                  MEMBERS.....................................................22

         7.1      Transfer of Interests.......................................22

         7.2      Right of First Refusal......................................23

         7.3      Exempt Transfers............................................23

         7.4      Legend......................................................24

         7.5      Admission of New Members....................................25

         7.6      Resignation of Members......................................24

ARTICLE 8         DISSOLUTION/MANDATORY SALE..................................25

         8.1      No Default Dissolution......................................25

         8.2      Default Dissolution.........................................25

         8.3      Mandatory Sale..............................................26

         8.4      Notice......................................................27

         8.5      Dissolution Procedures......................................27

         8.6      Settling of Accounts........................................28

         8.7      Distribution of Proceeds....................................28

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         8.8      Certified Liquidation Statement.............................28

         8.9      Mandatory Sale Procedures...................................29

ARTICLE 9         OUTSIDE ACTIVITIES; CONFIDENTIALITY.........................30

         9.1      Outside Activities..........................................30

         9.2      Duties of Members...........................................31

         9.3      Confidential Information....................................31

ARTICLE 10        INDEMNIFICATION.............................................32

         10.1     Limitation of Liability.....................................32

         10.2     Indemnification: Proceeding other than by Joint Venture.....32

         10.3     Indemnification: Proceeding by Joint Venture................33

         10.4     Mandatory Indemnification...................................33

         10.5     Authorization of Indemnification............................33

         10.6     Mandatory Advancement of Expenses...........................33

         10.7     Effect and Continuation.....................................34

         10.8     Insurance and Other Financial Arrangements..................34

         10.9     Limitation on Liability.....................................34

         10.10    Notice of Indemnification and Advancement...................34

         10.11    Repeal or Modification......................................34

ARTICLE 11        INSPECTION OF JOINT VENTURE RECORDS; ANNUAL AND OTHER
                  REPORTS.....................................................34

         11.1     Records to be Kept..........................................34

         11.2     Inspection of Joint Venture Records.........................35

         11.3     Financial Reports...........................................35

         11.4     Joint Venture Auditors......................................35

ARTICLE 12        DEFAULTS AND REMEDIES.......................................35

         12.1     Defaults....................................................35

         12.2     Remedies....................................................35

         12.3     No Waiver...................................................35

ARTICLE 13        DISPUTE RESOLUTION..........................................36

         13.1     Disputes....................................................36

         13.2     Arbitration.................................................36

ARTICLE 14        MISCELLANEOUS...............................................39

         14.1     Term........................................................39

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                                                                            PAGE

         14.2     Amendments..................................................39

         14.4     Nature of Membership Interest; Agreement Is Binding
                  Upon Successors.............................................39

         14.5     Title to Property...........................................39

         14.6     Attorney Fees...............................................39

         14.7     Venue, Jurisdiction; Service of Process.....................40

         14.8     Seal........................................................40

         14.9     Entire Agreement............................................40

         14.10    Third Parties...............................................40

         14.11    Governing Law...............................................40

         14.12    Counterparts................................................40

         14.13    Titles and Subtitles; Form of Pronouns; Construction
                  and Definitions.............................................41

         14.14    Severability................................................41

         14.15    Costs.......................................................41

SCHEDULE 1 - PIER LOAN AND INVESTOR LOAN REPAYMENT SCHEDULE..................  1

SCHEDULE 2 - NAMES, ADDRESSES AND INITIAL CAPITAL CONTRIBUTIONS
             OF MEMBERS......................................................  2

SCHEDULE 3 - INITIAL PERCENTAGE INTERESTS....................................  3

EXHIBIT A - AMENDED GUARANTY.................................................  A

EXHIBIT B - DOCKING AGREEMENT................................................  B

EXHIBIT C - LOAN DOCUMENTS...................................................  C

EXHIBIT D - COMMODORE WARRANT................................................  D

EXHIBIT E - LICENSE AGREEMENT................................................  E

EXHIBIT F - BUSINESS PLAN....................................................  F

EXHIBIT G - BUDGET...........................................................  G

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                              AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                               CORONADO SEAS, LLC

         THIS OPERATING AGREEMENT is made and entered into as of the 17th day of September, 1999 by and among COMMODORE DAY CRUISES LIMITED, a Bermuda corporation ("Commodore"), PROMOCIONES TURISTICAS DE ROSARITO, S.A. de C.V., a Mexican corporation ("Proturo"), and VIEJAS BAND OF KUMEYAAY INDIANS, a federally recognized Indian Tribe ("Viejas").

                               W I T N E S S E T H

         WHEREAS, on April 6, 1999, Commodore and Proturo entered into an operating agreement in connection with the formation of Coronado Seas, LLC (the "Joint Venture") under and pursuant to Chapter 18 of the Delaware Statutes (the Revised Delaware Limited Liability Company Act);

         WHEREAS, the parties hereto wish to amend and restate the operating agreement for the Joint Venture to admit Viejas as an additional Member of the Joint Venture;

         WHEREAS, the purpose of the Joint Venture shall be to operate a cruise ship from San Diego and Los Angeles and to engage in such other business activities as shall be approved by the Members from time to time; and

         WHEREAS, the parties agree that their respective rights, powers, duties and obligations as Members of the Joint Venture, and the management, operations and activities of the Joint Venture, shall be governed by this Agreement.

         NOW, THEREFORE, in consideration of the mutual terms, covenants, and conditions contained herein, the parties hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         Capitalized terms used in this Agreement without other definition shall, unless expressly stated otherwise, have the meanings specified in this
Article 1.

         "ACT" means Chapter 18 of the Delaware Statutes (the Revised Delaware Limited Liability Company Act), as from time to time in effect in the State of Delaware, or any corresponding provision or provisions of any succeeding or successor law of such State; provided, however, that in the event that any amendment to the Act, or any succeeding or successor law, is applicable to the Joint Venture only if the Joint Venture has elected to be governed by the Act as so amended or by


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such succeeding or successor law, as the case may be, the term "Act" shall refer to the Act as so amended or to such succeeding or successor law only after the appropriate election by the Joint Venture has been made and has become effective.

         "AFFILIATE" means any Person other than a Member directly or indirectly controlling, controlled by, or under common control with, a Member; provided, however, that no party to this Agreement shall be considered to be an affiliate of any other party solely by reason of its membership in the Joint Venture.

         "AGREEMENT" means this Amended and Restated Operating Agreement. Words such as "herein," "hereafter," "hereof," "hereto," "hereby" and "hereunder," when used with reference to this Agreement, refer to this Agreement as a whole, unless the context otherwise requires.

         "BUSINESS" means the operation of a day cruise ship from San Diego or Los Angeles to Rosarito, and such other business activities as shall be approved by the Members from time to time.

         "BUSINESS PLAN" means the business plan of the Joint Venture attached hereto as Exhibit "F," as amended from time to time by the Management Committee.

         "CAPITAL ACCOUNT" means a Member's account, calculated in accordance with, and intended to comply with, Treasury Regulations section 1.704-1(b), pursuant to Article 5 hereof.

         "CAPITAL CONTRIBUTION" means the contribution made by each Member to the Joint Venture pursuant to Article 5 hereof and, in the case of all the Members, the aggregate of all such Capital Contributions.

         "CODE" means the United States Internal Revenue Code of 1986, as amended, and as to any specific Code section, any corresponding provision or provisions of any succeeding law.

         "COMMENCEMENT OF CRUISE OPERATIONS" means the date the Joint Venture first embarks passengers and sails to another port.

         "CONCESSION" means the right to construct and operate a pier in Rosarito, granted by the Mexican Secretaria de Comunicaciones y Transportes to Banco International, S.A. on March 12, 1998, which right was placed in trust on June 2, 1998, the trustee and beneficiary of which is IRO.

         "CONCESSION FEES" means those sums due and payable to Proturo, as agent for IRO, pursuant to Section 7 of the Docking Agreement.

         "CONFIDENTIAL INFORMATION" means all confidential documents and information (including, without limitation, confidential commercial information and information with respect to customers and proprietary processes and the design and development of new services) concerning the Joint Venture or the Joint Venture Business, any Member, or any Affiliate of a Member furnished to a Member, an Affiliate of a Member or the Joint Venture in connection with the transactions leading up to and contemplated by this Agreement and the operation of the Joint Venture or its Business, except to the extent that such information can be shown to have been (a) generally available to the

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public other than as a result of a breach of the provisions of Article 9.3 of this Agreement; (b) already in the possession of the receiving Person (as defined below in this Article) or its Representatives (as such term defined in
Article 9.3 hereof) without restriction (including restrictions contained in any confidentiality agreement or other nondisclosure obligation entered into by the Member) and prior to any disclosure in connection with the Joint Venture or pursuant to any of the terms of this Agreement; (c) lawfully disclosed to the receiving Person or its Representatives by a third party who is free lawfully to disclose the same; or (d) independently developed by the receiving Person without use of any Confidential Information obtained in connection with the transactions leading up to and contemplated by this Agreement and the operation of the Joint Venture or its Business.

         "DEFAULT RATE" means the rate announced from time to time by NationsBank N.A. as its prime rate plus 5%.

         "DOCKING AGREEMENT" means the Agreement, as amended, between the Joint Venture and IRO attached hereto as EXHIBIT "B."

         "GAAP" means generally accepted United States accounting principles, applied on a basis consistent with the basis on which the balance sheet and the other financial statements preceding the ones with respect to which such term is used were prepared.

         "GOVERNMENTAL BODY" means any: (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "GUARANTY" means the Amended Guaranty executed by each of Commodore, Proturo and Viejas, in the form of EXHIBIT "A" hereto.

         "GUARANTY LOAN" means a Guaranty Loan as defined in the Guaranty.

         "INTELLECTUAL PROPERTY ASSETS" means:

         (a) all patents, patent applications and inventions and discoveries that may be patentable;

         (b) all copyrights in both published and unpublished works;

         (c) all know-how, trade secrets, confidential information, customer lists, software, programs, prototypes, designs, technical information, data, process technology, engineering and manufacturing information, procedures, specifications, plans, drawings and blue prints; and

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         (d) all trademarks (whether registered or unregistered) and trademark applications owned, used, or licensed by the Person with respect to whom the term is used either as licensee or licensor.

         "INITIAL START-UP CAPITAL" means the capital necessary and required by the Joint Venture to establish and commence operations, and shall include, but shall not be limited to, the costs incurred in connection with the acquisition, fitting, and preparation of the Vessel, its relocation to San Diego, advertising and marketing for the Joint Venture and other amounts set forth on the Joint Venture's Initial Budget, which is attached hereto as EXHIBIT "G."

         "INTEREST" means the entire ownership interest of a Member in the Joint Venture at any particular time, including, without limitation, the right of such Member to participate in the Joint Venture's income or losses and its Net Cash Flow, and any and all other benefits to which a Member may be entitled as provided in this Agreement and the Act, subject to the obligations of such Member to comply with all the terms and provisions of this Agreement.

         "IRO" means Inversiones Rosarito, S.A. de C.V., a Mexican corporation.

         "LOS ANGELES" means the Los Angeles, California metropolitan area.

         "MANAGEMENT COMMITTEE" means the governing body with the exclusive power to direct and control the business affairs or the Joint Venture. The members of the Management Committee shall be selected in accordance with Article 4.

         "MEMBER" shall mean each of the parties to this Agreement and any Person who becomes a Member of the Joint Venture pursuant to the Act and the terms of this Agreement provided that such party or Person has not disposed of its entire Interest in the Joint Venture pursuant to Article 7 hereof.

         "NET CASH FLOW" means, with respect to any fiscal period, the excess of operating revenues and receipts over operating expenses and other expenditures for such fiscal period, (a) decreased by any amounts added to Reserves during such fiscal period, and (b) increased by the amount (if any) of all allowances for cost recovery, amortization or depreciation with respect to property of the Joint Venture for such fiscal period, and (c) increased by any amounts withdrawn from Reserves during such fiscal period. The foregoing computation shall be performed in accordance with GAAP, consistently applied.

         "OPERATIONS" means all transactions in the ordinary course of the Joint Venture's Business, but does not include the making of Capital Contributions to the Joint Venture.

         "OWNER"  means Albuferra Investments, Inc., a Panama corporation.

         "PARENT ENTITY" means, as to any Member, an Affiliate of which such Member is a wholly or majority owned subsidiary.

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         "PERCENTAGE INTEREST" means the allocable interest of each Member in the income, gain, losses, deductions or credits of the Joint Venture. The Percentage Interests of the Members are as set forth in SCHEDULE 3 hereto.

         "PERSON" means any partnership, joint venture, association, corporation, limited liability company, trust or other entity, or, where the contexts so permits or requires, a natural person.

         "PRESENT OPERATIONS" means the Operations of the Joint Venture as described in the Business Plan for its then present fiscal year.

         "PROTURO FEES" means those amounts payable by the Joint Venture to Proturo at the rate of * per day, payable monthly, in arrears, and shall be paid in addition to those sums payable as "Concession Fees" to Proturo, as IRO's agent, pursuant to the Docking Agreement.

         "REFERENCE RATE" means the rate announced from time to time by Citibank N.A. as its prime rate.

         "RESERVES" means the reserves established and maintained from time to time by the Management Committee for the purposes set forth in Article 6.2(b).

         "ROSARITO" means the city of Rosarito, Baja California, Mexico.

         "SAN DIEGO" means the San Diego, California metropolitan area.

         "SEAWORTHINESS" means that the Vessel complies with all requirements of its classification society, country of registry, United States Public Health Service, United States Coast Guard, the International Convention of Safety of Life at Sea, and that all equipment aboard the Vessel, including air conditioning systems, water pumps and desalinization systems, are operational.

         "TREASURY REGULATIONS" means the regulations issued by the Treasury Department under the Code, as such regulations may be amended form time to time, including any successor regulations.

         "VESSEL" means the M/V Enchanted Sun f/k/a Sofia, or any other ships as may be operated by the Joint Venture in the future.

         "VESSEL PRE-OPERATING FEES" means the amount of * per month plus interest at the rate of * per annum, which amount shall accrue beginning on the date the renovation of the Vessel has been substantially completed and the Vessel is ready for redelivery by the shipyard and ending on the date the construction of the Rosarito Pier (including the seawall) has been substantially completed and the Rosarito Pier is capable of receiving the Vessel safely alongside.

         "VESSEL RULES" means the Vessel's operating manual and such rules and regulations concerning safety, discipline, shipboard conduct and compliance with applicable laws as may be promulgated by Commodore and the Vessel's captain from time to time.

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*        Marked text omitted pursuant to an application for an order for confidential treatment by Commodore Holdings Limited.

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         "WHOLLY OWNED SUBSIDIARY" means, as to any Person, a corporation or other entity of which all of the capital stock or other equity interest is owned, directly or indirectly, through one or more intermediaries, or both, by such Person.

                                   ARTICLE 2

                           OFFICES AND STATUTORY AGENT

         2.1 PRINCIPAL EXECUTIVE OFFICE. The principal executive office for the transaction of the Business of the Joint Venture shall initially be at 4000 Hollywood Boulevard, Suite 385-S, South Tower, Hollywood, Florida 33021, and may be changed from time to time by the Members within or without the State of Florida.

         2.2 OTHER OFFICES. The Members may at any time and from time to time establish other business offices within or without the State of Florida.

         2.3 STATUTORY AGENT. The initial registered agent for the Joint Venture shall be Corporate Service Company, 1013 Centre Road, Wilmington, Delaware 19805, which registered agent may be changed from time to time by the Joint Venture.

                                   ARTICLE 3

                       ESTABLISHMENT OF THE JOINT VENTURE

         3.1 ESTABLISHMENT OF THE JOINT VENTURE; PURPOSE. The Joint Venture commenced its existence on January 11, 1999. The purpose of the Joint Venture shall be for each of the Members to provide its unique expertise and experience to the joint project of operating a cruise ship between San Diego or Los Angeles and Rosarito, and to engage in such other business activities as shall be approved by the Members from time to time so as to maximize the profitability and value of the Joint Venture.

         3.2 ORGANIZATION AS A LIMITED LIABILITY COMPANY. Notwithstanding the reference to the Joint Venture as a "Joint Venture," the Joint Venture shall operate as a Delaware Limited Liability Company. The Joint Venture will be managed by a Management Committee and no Member shall have the authority to bind the Joint Venture by virtue of its status as a Member.

         3.3 NAME. The name of the Joint Venture shall be Coronado Seas, LLC and the Joint Venture shall make such filings and take such other actions as shall be necessary to conduct the business of the Joint Venture under such name.

         3.4 CHARTER OF VESSEL. All expenses associated with relocating the Vessel from its then-current location to San Diego will be borne by the Joint Venture. The Owner shall charter the M/V Enchanted Sun to the Joint Venture (the "Joint Venture Charter") at a rate equal to * per day. Each of Commodore, Proturo and Viejas shall execute an amended guaranty (the "Guaranty") in the form of EXHIBIT "A," attached hereto.

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*        Marked text omitted pursuant to an application for an order for confidential treatment by Commodore Holdings Limited.

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         3.5 OPERATIONS. The Members shall operate the Joint Venture so as to take advantage of their particular areas of expertise and experience. Accordingly, the operation of the Joint Venture shall be divided among the Members in the following manner:

                  (a) Commodore will operate the Vessel, including providing hotel and technical management services, in exchange for reimbursement of its costs. Proturo will operate the Mexican pier located in Rosarito (the "Rosarito Pier") on behalf of IRO for Proturo Fees. The Members shall jointly select the decor, layout and equipment for the casino on board the Vessel, decide whether to engage a consultant with respect to such tasks, and establish the policies for the operation of the casino. Viejas will be responsible for operating the casino in exchange for reimbursement of its costs, and for implementing policies adopted with respect to the casino. Viejas shall use its best efforts to effectively market the Vessel's cruises to the database customers of its land-based casino. Commodore may provide services for the Vessel directly or through contractors. The Joint Venture shall provide Viejas with a reasonable amount of concession selling space on board the Vessel from which to sell its products at a rate *.

                  (b) Commodore shall establish a sales and marketing office for the Joint Venture in San Diego to market, promote, and operate the Vessel, and Proturo shall coordinate and operate all facets of the Rosarito Pier, including, but not limited to, obtaining all port and pier permits and permissions, ensuring that passengers are able to safely and legally disembark at Rosarito, B.C., Mexico and complying with all immigration and customs matters pertaining to docking the Vessel and disembarking numerous passengers of U.S. and other citizenship.

                  (c) MARKETING. The marketing for the Joint Venture will be shared between the Members, with Commodore marketing the base cruise from its office in Florida and the Joint Venture's office in San Diego, Proturo marketing the Rosarito Pier (including shore excursions) and Viejas marketing the casino. The Management Committee of the Joint Venture will agree upon the marketing and pricing schedule, which plans will be included in the proposed Business Plan and Budget submitted to the Management Committee of the Joint Venture on an annual basis by the CEO of the Joint Venture pursuant to Article 4.9.

                  (d) PROTURO FEES. Proturo shall ensure that the Rosarito Pier is fully constructed, operational, and capable of receiving cruise ships, such as the Vessel, not later than March 10, 2000. Proturo shall also arrange with IRO for a port pilot or equivalent official to guide the Vessel into port at Rosarito, B.C., Mexico. As compensation to Proturo for managing the Joint Venture's use of the Rosarito Pier, the Joint Venture shall pay Proturo Fees to Proturo at any time when the Joint Venture has use of the Rosarito Pier in accordance with the Docking Agreement and its paying Concession Fees in accordance therewith. The Joint Venture shall commence paying Proturo Fees 30 days after repayment in full of the Pier Loan and the Investor Loan (as such terms are hereafter defined) and shall continue to pay Proturo Fees monthly as and when required to pay Concession Fees until the expiration or other termination of the Docking Agreement.

                  (e) DOCKING AGREEMENT. Proturo has caused IRO to enter into the Docking Agreement with the Joint Venture granting the Joint Venture the right to land, dock and embark

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*        Marked text omitted pursuant to an application for an order for confidential treatment by Commodore Holdings Limited.

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the Vessel at the Rosarito Pier, to the exclusion of any other cruise ship or cruise line departing from either the greater San Diego or Los Angeles geographical area.

                  (f) FINANCING OF PIER. Proturo shall arrange for the financing necessary for IRO to complete the construction of the Rosarito Pier, which arrangements shall be subject to Commodore's and Viejas's reasonable approval. A private investor has loaned Proturo * without interest (the "Investor Loan"). Commodore and IRO will loan Proturo an aggregate of * (the "Pier Loan"). Viejas has purchased * of Commodore's portion of the Pier Loan from it. The Pier Loan bears interest at the rate of * per cent per annum and, together with the Investor Loan, shall be repaid in * of principal plus accrued interest, pursuant to the principal repayment schedule attached hereto as SCHEDULE 1. It is intended by the parties that * that the Joint Venture uses the Rosarito Pier so that if the Joint Venture receives continuous use of the Rosarito Pier for the first * of the Docking Agreement, the Pier Loan and the Investor Loan will be paid in full, including interest, at the end of such *. To the extent the Joint Venture receives use of the Rosarito Pier during the * of the Docking Agreement (as such * period may be extended to the extent the Joint Venture does not receive use of the Rosarito Pier for any period or periods of time therein), the scheduled amount of principal and interest due under the Pier Loan and the Investor Loan (as such amounts may be prorated to reflect the availability of the Rosarito Pier) shall be credited against amounts due by the Joint Venture to Proturo, as and when due, and the Joint Venture shall remit such amounts to Commodore, IRO and the Investor in accordance with SCHEDULE 1 as and when such payments are due. Commodore's portion of the Pier Loan has been memorialized by the loan agreement and promissory note (collectively the "Loan Documents"), attached hereto as EXHIBIT "C." Commodore has assigned a portion of its interest in the Loan Documents to Viejas.

                  (g) CONCESSION FEES. Pursuant to the terms of this Agreement and the Docking Agreement, Proturo is entitled to a Concession Fee for the Joint Venture's use of the Rosarito Pier as set forth in the Docking Agreement. The Joint Venture shall pay the Concession Fee to Proturo monthly, in arrears, commencing 30 days after the Vessel first docks at the Rosarito Pier, and continuing on the same day of each consecutive month thereafter, pursuant to the terms of the Docking Agreement.

                  (h) COMMODORE WARRANTS. Commodore has granted Proturo warrants (the "Warrants") to purchase 250,000 shares of common stock of Commodore Holdings Limited at an exercise price of $6.00 per share, in the form attached hereto as EXHIBIT "D." Notwithstanding the foregoing, the Warrants may not be exercised at any time when a Subsequent Capital Loan, Capital Call Loan, Pier Loan or Guaranty Loan is outstanding and the Warrants shall act as security for the repayment of any such loans. Upon exercise of any or all of the Warrants, Proturo may not sell or transfer more than 62,500 shares of common stock of Commodore Holdings Limited during any 90-day period without Commodore's prior written consent.

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*        Marked text omitted pursuant to an application for an order for confidential treatment by Commodore Holdings Limited.

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                  (i) INITIAL FINANCING OF VENTURE. Subject to Commodore's and
Viejas' rights under Article 8.1(e), during the first two years of this Agreement, * that are in excess of Proturo's * Capital Contribution set forth on
SCHEDULE 2. The terms of such loans shall vary depending on the nature of each such loan (Subsequent Capital Loan or Capital Call Loan). Commodore's and Viejas' obligation to make loans to Proturo shall run solely to Proturo's benefit and shall not be enforceable by any creditor of the Joint Venture or Proturo.

                  (j) CASINO GAMING EQUIPMENT. The Members agree to honor the terms of the Gaming Agreement (as defined in Section 3.9(c)) in the procurement of casino gaming equipment for the Vessel.

         3.6 RESERVATIONS. Reservations for the Joint Venture's Vessel will be made through Commodore's reservations office using employees of an Affiliate of Commodore who will be trained regarding the Joint Venture.

         3.7 COST REIMBURSEMENT. In order to best take advantage of the experience, expertise and economies of scale which each of the Members can provide to the Joint Venture, the Members may, where necessary and appropriate, utilize the services of employees of each of the Members to provide services to the Joint Venture instead of hiring new employees specifically for the Joint Venture. As such, the cost of each Member's services that it provides to the Joint Venture will be charged to the Joint Venture, at cost, with the amounts proposed to be charged set forth in the proposed Budget submitted to the Management Committee by the CEO each year and as may be approved by such Management Committee. In addition, each Member will be reimbursed by the Joint Venture for all out-of-pocket monies expended on behalf of the Joint Venture, to be budgeted and approved by the Joint Venture's Management Committee in advance. The Members anticipate that these costs will relate primarily to marketing costs and management staff, and reimbursement for advances made in connection with the formation and operation of the Joint Venture. The parties shall be required to provide such back-up documentation of such expenses as shall be required by the Joint Venture's public accountants and in such detail as shall be required by the Joint Venture. To the extent such Budgets include a salary for any officer of Proturo, the Budget shall allocate the same amount of money to each of Commodore and Viejas as reimbursement for a portion of the salaries of its executive officers who dedicate time to the Joint Venture.

         3.8 INTELLECTUAL PROPERTY ASSETS. Each of the Members, as needed, shall grant a limited non-exclusive license with respect to certain of its Intellectual Property Assets to the Joint Venture for a fee equal to US$1 per year for as long as such Member owns an Interest in the Joint Venture and the Vessel is operating. Specifically, Commodore shall license its Intellectual Property Assets related to its "Commodore Cruise Lines" products and services to the Joint Venture and Viejas shall license its Intellectual Property assets related to its "Viejas" products and services to the Joint Venture. The Joint Venture has entered into a license agreement with Commodore and shall enter into a license agreement with Viejas on terms substantially similar to the those contained in EXHIBIT "E" hereto.

         3.9 REPRESENTATIONS AND WARRANTIES OF THE MEMBERS. Each Member represents and warrants to each other Member and the Joint Venture as follows:

--------
* Marked text omitted pursuant to an application for an order for confidential treatment by Commodore Holdings Limited.

                  (a) Each of Commodore and Proturo is a corporation duly incorporated, validly existing, and in good standing under the laws of its state or country of incorporation, with full corporate power and authority to own, lease, and operate its properties and to carry on its business as it is now being conducted. Each such corporation is in good standing as a foreign corporation in each jurisdiction in which the ownership of its property or the conduct of its business makes such qualification necessary. Each such corporation has taken all action necessary to authorize the execution, delivery, and performance of this Agreement. Viejas is a federally recognized Indian Tribe. Viejas has adopted Tribal Council Resolutions authorizing it to enter into this Agreement and the transactions contemplates hereby, authorizing the creation of the rights, duties and obligations hereunder and authorizing the person(s) executing this Agreement on behalf of Viejas to execute such Agreement (and the agreements contemplated hereby) on behalf of Viejas.

                  (b) Neither the execution nor the delivery of this Agreement or any document or instrument contemplated hereby to be executed and delivered by any Member or its Affiliate, nor the fulfillment of or compliance with the terms and provisions of this Agreement and such other documents and instruments, will conflict with or will result in a breach of the terms, conditions, or provisions of, or constitute a default under, or result in any violation of, any judgment, decree, or any order of any court or any arbitration authority, or any statute, law, rule, or regulation by which any such Member, or its Affiliate, or its respective assets are affected or bound.

                  (c) Except for that agreement dated February 26, 1999 between New Gaming Systems and Rosarito Marina Resort d/b/a Promociones Turisticas de Rosarito, S.A. de C.V. relative to the procurement of certain gaming devices (the "Gaming Agreement"), there are no oral or written contracts, agreements, or undertakings binding upon or affecting any Member or its Affiliate, or its respective assets that would alter or impair the ability of such Member or Affiliate to enter into and perform its obligations under this Agreement or any document or instrument contemplated hereby to be executed and delivered by any Member or its Affiliate. Proturo and its principal shareholder shall indemnify the Joint Venture, Commodore and Viejas from any losses or expenses any of them may incur as a result of any claims by New Gaming Systems that any agreements other than the Gaming Agreement are binding upon the Joint Venture.

         3.10 COVENANTS OF MEMBERS. Each Member covenants to each other Member as follows:

                  (a) Commodore will use its reasonable best efforts to operate the Vessel in accordance with industry practices and to cause the Joint Venture to remain in compliance with the terms of the Joint Venture Charter (and to notify the Management Committee promptly if it appears that the Joint Venture may fail to comply with the terms of the Joint Venture Charter in any material respect).

                  (b) Proturo will use its reasonable best efforts to operate the Rosarito Pier on behalf of IRO, in accordance with applicable Mexican law and the Docking Agreement and to implement and maintain internal controls with respect to the Rosarito Pier as customarily implemented in the industry.

                  (c) Viejas will use its reasonable best efforts to operate the casino on board the Vessel in accordance with industry practices and to implement and maintain internal controls with respect to the casino as customary in such industry.

                                   ARTICLE 4

            MEMBERS; MANAGEMENT; VOTING RIGHTS; MEETINGS OF DIRECTORS

         4.1 MEMBERS. Each of the parties to this Agreement, and each Person admitted as a Member of the Joint Venture pursuant to the Act and Article 7 of this Agreement, shall be a Member of the Joint Venture until ceasing to be a Member as a result of the provisions of the Act or this Agreement. The names of the Members are set forth on SCHEDULE 2 hereto.

         4.2 MANAGEMENT COMMITTEE.

                  (a) Except as otherwise provided in this Agreement, complete and exclusive power to direct and control the business affairs of the Joint Venture is delegated to a Management Committee, which will consist of 6 members. Each Member shall appoint two members of the Management Committee (the "Directors").

                  (b) Effective upon the giving of written notice to the other Member, a Member may, at any time in its sole discretion, remove, replace or fill a vacancy relating to any or all of its appointed Directors with other individuals and may designate one or more alternates for any or all of its Directors. Each Director must be an officer or employee of a Member or an Affiliate thereof. Each Director shall serve on the Management Committee until his successor is appointed or until his earlier death, resignation or removal.

                  (c) Except as otherwise provided in this Agreement, the Management Committee shall have the exclusive authority and power to act on behalf of the Joint Venture on all matters, including without limitation on the matters set forth in Article 4.4 or elsewhere herein and including without limitation the following matters:

                           (i) The approval of the Business Plan and Budget (as
defined in Article 4.9) or any material change to it and the determination to require any additional capital contributions; and

                           (ii) any other matters coming before the Management
Committee.

Each Member agrees to, consents to and acknowledges the delegation of powers and authority to such Management Committee.

                  (d) Any member of the Management Committee may receive all reports and information from the CEO and the Executive Officers as he shall request, in his sole discretion.

                  (e) The Management Committee may delegate any portion of its authority (other than with respect to the matters set forth in Article 4.4(b)) to the CEO or to any other Executive Officer.

         4.3 MANAGEMENT COMMITTEE MEETINGS.

                  (a) The Management Committee shall hold regular meetings (at least monthly) at such time and place as shall be determined by the Management Committee (or by the

CEO). Special meetings of the Management Committee may be called at any time by any Director by delivering the notice as provided in Subsection (g) below.

                  (b) The Management Committee shall appoint a Chairman from among the Directors. The Chairman shall establish the agendas for, and regulate the proceedings of the Management Committee, and must include on such agendas matters requested by any Director in writing received at least two business days prior to the meeting.

                  (c) Directors may participate in a meeting of the Management Committee by conference telephone or similar communications equipment by means of which all Persons participating in the meetings can hear each other, and such participation shall constitute presence in person or at such a meeting.

                  (d) Any action required or permitted to be taken at any meeting of the Management Committee may be taken without a meeting upon the unanimous written consent of the Directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Management Committee and shall have the same force and effect as a vote of the Directors required to approve the actions contained in such consent (in accordance with Article 4.4).

                  (e) The Management Committee shall appoint a Secretary from time to time. The Secretary shall keep written minutes of all Management Committee meetings and written consents, a copy of which meetings shall be provided to each Director.

                  (f) The Management Committee shall appoint such other officers as it deems appropriate. Such additional officers may or may not be employees of either Commodore, Proturo or Viejas.

                  (g) Each Director shall have the right to designate an alternate to attend meetings of the Management Committee, instead and in place of such Director, and to exercise all of the functions of such Director. Any such alternate shall be an officer or employee of a Member or of an Affiliate thereof. Any such alternate shall be deemed to be a Director for all purposes hereunder until such designation is revoked.

                  (h) Notice of each regular meeting and each special meeting of the Management Committee shall be given to each Director at least three business days before such meeting. Notices of special meetings shall contain a description, in reasonable detail, of the items of business to be conducted at such meeting and no business other than those items (unless expressly agreed to by the Directors representing the Members who did not call that special meeting) may be conducted at such special meeting. Notice of a meeting need not be given to any Director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement. All such waivers, consents and approvals shall be filed with the Joint Venture's records and made a part of the minutes of the meeting.

         4.4 VOTING.

                  (a) On any matter on which a vote is taken, each of the Directors shall have one vote. That number of Directors which is 2 less than the number of Directors on the Management Committee shall constitute a quorum for the transaction of business; provided that all of the Directors are required in order to have a quorum for the transaction of business that requires an affirmative vote of all of the Directors. All actions by the Management Committee shall require the affirmative vote of a majority of the Directors present at a meeting of the Management Committee at which a quorum is present, except for the actions set forth in Subsection (b) below, which shall require the affirmative vote of all of the Directors.

                  (b) Except as otherwise expressly provided in this Agreement, the Joint Venture shall not take any of the following actions unless such action has been approved by an affirmative vote of all of the Directors:

                           (i) Any amendment of this Agreement that changes any
Member's Percentage Interest, as addressed in Section 7.5, or right to appoint Directors;

                           (ii) A determination to require an Additional Capital
Contribution in accordance with Article 5.3, other than an Additional Capital Contribution required to maintain the Seaworthiness of the Vessel or for items of necessity to continue the Present Operations of the Joint Venture; and

                           (iii) Any other matter which the Management Committee
determines, pursuant to its unanimous vote, shall require the unanimous approval of the Directors.

                  (c) The Joint Venture may require a Capital Contribution in excess of the amounts set forth on SCHEDULE 2 (an "Additional Capital Contribution") from each Member to be used solely for the purposes of maintaining the Seaworthiness of the Vessel or for items of necessity to continue the Present Operations of the Joint Venture if at least 2 of the Directors determine that such Additional Capital Contribution is required for such purpose. In the event that at least 2 but fewer than all of the Directors vote to require such Additional Capital Contribution, the Director or Directors who vote against such action (the "Opposed Directors") may require that such decision (the "Capital Call Decision") be submitted to arbitration pursuant to
Article 13 of the Opposed Directors dispute whether the Additional Capital Contribution is required (or the amount that is required) to maintain the Seaworthiness of the Vessel or for items of necessity to continue the Present Operations of the Joint Venture. If the Arbitration Tribunal (as defined in
Article 13) finds that the Additional Capital Contribution is required for either Seaworthiness or for items of necessity to continue Present Operations, the Member represented by the Opposed Directors shall have a period of 120 days to remit such Additional Capital Contribution to the Joint Venture together with interest at the Default Rate or to be treated as a Defaulting Member. In the event such party fails to make such Additional Capital Contribution within the 120-day period, the non-defaulting Member(s) may elect any of the options under
Article 5.5 with respect to the Defaulting Member's Additional Capital Contribution, may purchase the Defaulting Member's Interest pursuant to Article
8.3 or dissolve the Joint Venture pursuant to Article 8.2. During the period between the date such Additional Capital Contribution is demanded and the expiration of the 120-day period, the Member(s) who do(es) not dispute the Additional Capital Contribution may, but shall not be required to, make a Member Loan to the Joint Venture in the amount of the other Member's Additional Capital Contribution, which Member Loan shall bear interest at the Reference Rate until the Arbitration Tribunal has rendered its award. In the event that the Arbitration Tribunal determines that the Additional Capital Contribution was not required, the Joint Venture shall refund any Member Loan to the Member(s) who made such Member Loan without interest and refund any Additional Capital Contributions made in response to the Capital Call Decision. In the event that such decision supports such Additional Capital Contribution, the interest rate on any Member Loan shall increase on the day that the Arbitration Tribunal has rendered its award to the Default Rate.

         4.5 Intentionally Deleted.

         4.6 CHIEF EXECUTIVE OFFICER.

                  (a) Except as limited by Articles 4.7 and 4.10(c), the Chief Executive Officer (the "CEO") shall have such authority and power as shall be delegated to him by the

                  (b) Management Committee, including management of the Joint Venture's day-to-day operations, in a manner consistent with the Business Plan and then current Budget.

                  (c) Mr. Frederick Mayer shall be the initial CEO of the Joint Venture and shall serve at the discretion of the Management Committee. The CEO may also serve as an executive officer or employee of one of the Members or an Affiliate thereof.

                  (d) Subject to Articles 4.2, 4.4, 4.7 and 4.10(c), the CEO will be responsible for and have the authority, discretion, and primary responsibility in managing the staff and the day-to-day operations of the Joint Venture, including:

                           (i) Implementing the Business Plan and Budget as
approved by the Management Committee;

                           (ii) Making any immaterial changes to or taking
actions which would constitute an immaterial deviation from, an approved Business Plan or approved Budget;

                           (iii) Operating and managing the Business;

                           (iv) Preparing, on an annual basis, proposed
revisions to the Business Plan and Budget for submission to the Management Committee for approval;

                           (v) Authorizing the Joint Venture to enter into
transactions up to $100,000 for any transaction or series of related transactions;

                           (vi) The delegation of powers and authorities to the
Executive Officers consistent with the other provisions of this Agreement; and

                           (vii) Ensuring that the Joint Venture complies with
all applicable legal requirements.

         4.7 EXECUTIVE OFFICERS.

                  (a) The Management Committee shall appoint such other officers as it deems appropriate (the "Executive Officers"). An Executive Officer may also be an officer or employee of one of the Members or an Affiliate.

                  (b) While on board the Vessel, all Executive Officers shall comply with the directions of the captain of the Vessel (the "Captain") as to matters relating to Vessel Rules.

         4.8 BUSINESS PLAN. The Business Plan is hereby approved by the Members and consists of a pre-operation business plan from October 1, 1999 to December 22, 1999, and an operational business plan from December 23, 1999 to September 30, 2000. The CEO shall submit to the Management Committee proposed revisions to the Business Plan not less frequently than annually, at least 60 days prior to the start of each fiscal year covered by such Business Plan. Each such Business Plan shall be considered at the first meeting of the Management Committee following its submissions and shall be subject to the approval of a majority of the Directors.

         4.9 BUDGET APPROVAL.

                  (a) The Initial Budget is hereby approved by the Members.

                  (b) The CEO shall include a proposed budget for the Joint Venture (the "Budget") for the fiscal year commencing October 1, 2000 in his submission of the revised Business Plan. The Budget shall include an income statement, balance sheet, and capital budget prepared consistently with the Joint Venture's method of accounting, for the forthcoming fiscal year and a cash flow statement which shall show in reasonable detail the anticipated receipts and disbursements (including anticipated distributions) projected for the Joint Venture for the forthcoming fiscal year and the amount of any corresponding cash deficiency or surplus, and the amount and due dates of any proposed Additional Capital Contributions. The Budget shall be prepared on a basis consistent with the Joint Venture's financial statements and shall be prepared in accordance with the provisions of this Agreement.

                  (c) Each Budget shall be considered at the first meeting of the Management Committee following its submission and shall be subject to the approval of a majority of the Directors.

                  (d) Each Budget shall also include a detailed explanation of the proposed related party charges for corporate overhead or services proposed to be charged by any Member in connection with services to be provided by such Member and/or its Affiliates to the Joint Venture.

                  (e) Without the unanimous approval of the Directors, a Budget shall not include a requirement for Additional Capital Contributions.

                  (f) If for any fiscal year no new Budget is agreed upon and approved, then the Joint Venture will be managed in a manner consistent with the Operations for the prior fiscal year, as adjusted by the CEO to reflect the Joint Venture's contractual obligations for the year and other items of necessity for the Joint Venture to conduct its Present Operations. Notwithstanding anything to the contrary in this Agreement, a failure by the Management Committee to approve any Budget shall not be subject to arbitration under Article 13 hereof.

         4.10 EMPLOYEES AND EMPLOYEE BENEFITS.

                  (a) GENERALLY. The CEO shall determine, or shall delegate authority to others to determine, how many people will be required for the operation of the Joint Venture and which personnel shall be hired by the Joint Venture, in accordance with the Business Plan and Budget and subject to arrangements under Article 4.11. Except for personnel who are employees of a Member and who are appointed by such Member to work for the Joint Venture and for Executive Officers who also are employees of a Member or an Affiliate thereof, unless otherwise agreed to, all Joint Venture personnel will be employees of the Joint Venture and not of any Member. In the event that the Joint Venture hires an employee of a Member, such Member shall indemnify the Joint Venture against any claims that the transfer of that employee amounted to a termination of employment.

                  (b) Notwithstanding anything contained in this Article 4.10, while on board the Vessel all personnel (including casino employees) shall comply with the directions of the Captain of the Vessel as to matters relating to Vessel Rules.

         4.11 ARRANGEMENTS WITH MEMBERS OR AFFILIATES.

                  (a) If the Management Committee decides that any services should be provided by a contractor rather than by the Joint Venture, the Management Committee shall request from one or more Members a bona fide written offer for such a contract. Unless otherwise provided in the Agreement, if any Member or any Affiliate of a Member elects to bid for any such contract, the Management Committee may, by unanimous approval, award a contract to the bidding Member or Affiliate of a Member if that bid is in the Joint Venture's best interest. In making the determination as to services to be provided by a contractor and/or by the Members, the Management Committee shall be guided by
Article 3 hereof and shall not award a contract for any type of services already being provided to the Joint Venture by a Member pursuant to a corporate overhead allocation.

                  (b) Subject to Article 4.11(a), the Joint Venture may enter into contracts with a Member or any of its Affiliates provided that any such transaction shall be on terms no more favorable to the Member than those afforded to unrelated third parties. The validity of any transaction, agreement or payment involving the Joint Venture and a Member or any Affiliate of Member shall not be affected by reason of the relationship between the Joint Venture and a Member or such Affiliate of a Member.

         4.12 DUTY OF MEMBERS TO COOPERATE. Each Member will, to the extent permitted by applicable law, furnish such information, execute such applications and similar documents as are required by any Government Body, and take such other actions as may be reasonably requested by the Management Committee and as may be necessary or reasonably desirable in connection with the Business.

         4.13 INSURANCE AND RISK MANAGEMENT. As long as the premiums and other terms remain advantageous to the Joint Venture, the property and casualty insurance program for the Joint Venture (including the insurance for the Vessel) shall be integrated into the insurance program of Commodore. Each Member hereby consents and agrees that the Joint Venture shall compensate Commodore for an agreed-upon budgeted amount for insurance premiums and related expenses. Said insurance shall comply with the requirements of the Joint Venture Charter. The Joint Venture and each Member shall be named as additional assureds under that program.

         4.14 LIMITATIONS ON MEMBER'S AUTHORITY. No Member shall have the right to bind the Joint Venture or act on behalf of the Joint Venture by virtue of such Member's ownership of an Interest, it being the intention of the Members that the Joint Venture be managed by the Management Committee and the Executive Officers, including the CEO, appointed by such Management Committee.

                                   ARTICLE 5

                              CAPITAL CONTRIBUTIONS

         5.1 INITIAL CAPITAL CONTRIBUTIONS. Each Member shall make a Capital Contribution to the Joint Venture in cash, in installments pursuant to the funding schedule, as set forth on SCHEDULE 2 hereto. Upon receipt of each such Capital Contribution, the Joint Venture shall credit each Member's Capital Account with the amount of such Member's Capital Contribution. Prior to the execution of this Agreement, each of Commodore and Proturo had contributed * to the Joint Venture. Upon execution of this Agreement, Viejas shall contribute * to the Joint Venture, and each of Commodore and Proturo shall contribute an additional * to the Joint Venture. The balance of the Capital Contributions (the "Subsequent Capital Contributions") shall be paid as provided in SCHEDULE 2 hereto. In the event Proturo is unable to contribute any or all of the Subsequent Capital Contributions, *. The Subsequent Capital Loan shall be repaid, to the extent funds are available, as described in Article 6.2(a)(ii); provided, however, that in the event distributions under Article 6.2(a)(ii) are insufficient to repay such loan, according to its terms, the balance of any such loan, if and only if, made within two years after the date hereof, shall not become due until * years after the date of this Agreement (the "Deferral Date"), at which time such loan shall be due and payable in full. Amounts deferred until the Deferral Date pursuant to this Article 5.1 shall not be deemed past due.

         5.2 ADJUSTMENTS TO CAPITAL ACCOUNTS.

                  (a) GENERALLY. Subject to Article 5.1, each Member's Capital Account shall be increased by:

                           (i) the amount of money contributed by it or on its
behalf to the Joint Venture;

                           (ii) the fair market value of any property
contributed by it to the Joint Venture (net of any liabilities secured by such contributed property that the Joint Venture is considered to assume or take subject to under Code /section/752); and

                           (iii) allocations to it of profit and other items of
book income and gain, including income and gain exempt from tax and income and gain described in Treas. Reg. 1.704-1(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg. 1.704-1 (b)(4)(i);

         and shall be decreased by:

                           (iv) the amount of money distributed to it by the
Joint Venture;

                           (v) the fair market value of property distributed to
it by the Joint Venture (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Code /section/752); and

                           (vi) allocations of loss and other items of book
loss, including items of loss and deduction described in Code /section/ 705(a)(2)(B) and Treas. Reg. /section/1.7041(b)(2)(iv)(g), but excluding items described in Treas. Reg. /sections/1.704-1 (b)(4)(i) or (b)(4)(iii), and shall otherwise be adjusted in accordance with the additional rules set forth in Treas. Reg. /section/1.704-1(b)(2)(iv).

                  (b) CERTAIN ADJUSTMENTS TO CAPITAL ACCOUNTS. If the book values of Joint Venture assets are adjusted pursuant to Treas. Reg. /section/1.704-1(b), the Capital Accounts of all the Members shall be adjusted simultaneously to reflect the allocations of gain or loss that would be allocated among the Members if there were a taxable disposition of the Joint Venture's property for its fair market value. If any assets of the Joint Venture are to be distributed in kind, such

--------
* Marked text omitted pursuant to an application for an order for confidential treatment by Commodore Holdings Limited.

assets shall be distributed on the basis of their fair market values after the Members' Capital Accounts have been adjusted to reflect the manner in which any unrealized gain and loss with respect to such assets (that has not been reflected in the Capital Accounts previously) would be allocated among the Members if there were a taxable disposition of the property for its fair market value.

                  (c) DEFINITION OF ADJUSTED CAPITAL ACCOUNT. As used in this Agreement, "Adjusted Capital Account" means, with respect to each Member, such Member's Capital Account as determined under the preceding provisions of this
Article 5.2, increased by such Member's share of Joint Venture minimum gain and minimum gain attributable to partnership nonrecourse debt as determined under Treas. Reg. /section/1.704-2.

         5.3 ADDITIONAL CAPITAL CONTRIBUTIONS. Subject to Article 4.4(c), if all of the Directors determine from time to time that additional cash is needed by the Joint Venture for the payment of the debts and obligations of the Joint Venture relating to the Vessel or otherwise for the carrying on of the Business, then upon call of the Management Committee, each Member shall contribute as an Additional Capital Contribution in accordance with its Percentage Interest, the amount of cash determined by the Management Committee to be needed for such purposes.

         5.4 PROCEDURE FOR MAKING CAPITAL CALLS BY THE MANAGEMENT COMMITTEE. Subject to Article 4.4(c), all calls for Additional Capital Contributions pursuant to Article 5.3: (a) shall have been unanimously approved by the Management Committee, (b) shall be in writing delivered to each Member, (c) shall state the aggregate amount of funds needed by the Joint Venture, the expected use or uses of such funds, and the amount of each Member's proportionate share of such capital contribution, and (d) shall specify the date on which the capital contribution is to be made, which shall in no event be sooner than 60 days following the Member's receipt of the written call.

         5.5 FAILURE OF MEMBER TO CONTRIBUTE CAPITAL. If a Member (the "Debtor Member") fails to make an Additional Capital Contribution within 30 days after such contribution is due under the procedures set forth in Article 5.4, the other Member(s) (the "Non-Debtor Members") may exercise one or more of the following remedies:

                  (a) ASSIST DEBTOR MEMBER. Assist the Debtor Member in securing third-party financing for the Additional Capital Contribution.

                  (b) SET-OFFS. Cause the Joint Venture to set-off against any distributions otherwise due from the Joint Venture to the Debtor Member the amount of capital due the Joint Venture from the Debtor Member, and apply such amount to such capital contribution required to be made by the Debtor Member.

                  (c) LOAN BY THIRD PARTY. Cause the Joint Venture to borrow from a third party the amount otherwise due from each Member without the consent of the Debtor Member or its representative Directors in lieu of an Additional Capital Contribution by any Member.

                  (d) LOAN TO DEBTOR MEMBER. Loan the Debtor Member the amounts required to meet the Additional Capital Contribution requirements. During the first * years of this Agreement, *. Any loan made under such circumstances (a "Capital Call Loan") shall have the same terms as *.

--------
* Marked text omitted pursuant to an application for an order for confidential treatment by Commodore Holdings Limited.

                  (e) REFUSE TO MAKE CAPITAL CONTRIBUTION. Refuse to make any Additional Capital Contributions without being in default of any provision of this Agreement.

                  (f) EFFECT OF SET-OFF. In the event the Joint Venture exercises any right to set off any amount against any distribution otherwise payable to any Member, the amount set off shall be deemed to have been distributed to the Member and contributed by the Member to the Capital of the Joint Venture.

         5.6 NO THIRD PARTY BENEFICIARIES. The rights of the Joint Venture, or any Member, to require Additional Capital Contributions under the terms of this Agreement are not intended to, and do not, confer any rights or benefits to or upon any Person who is not a party to this Agreement other than the Joint Venture itself.

         5.7 NO WITHDRAWAL OF, OR PAYMENT OF INTEREST ON, CAPITALS ACCOUNTS. No Member shall have any right to withdraw or make a demand for withdrawal of all or any portion of such Member's capital (or the amount, if any, reflected in such Member's Capital Account). No interest or additional share of profits shall be paid or credited to the Members on their Capital Accounts, or on any undistributed profits or funds left on deposit with the Joint Venture; provided, however, that nothing contained in this Agreement shall be construed to prevent or prohibit the payment of interest on account of loans by Members.

         5.8 OBLIGATION TO RESTORE. Upon liquidation of the Joint Venture (or any Member's interest in the Joint Venture), a Member which has a deficit balance in its book Capital Account following the liquidation of its interest in the Joint Venture after taking into account all capital account adjustments for the Joint Venture's taxable year during which such liquidation occurs need not, except as otherwise provided by law, restore the amount of such deficit balance to the Joint Venture or to any other Member.

                                   ARTICLE 6

             ALLOCATIONS, DISTRIBUTIONS, ACCOUNTING AND TAX MATTERS

         6.1 ALLOCATIONS. The allocations of profits and losses shall be as set forth in SCHEDULE 4 hereto.

         6.2 DISTRIBUTIONS AND RESERVES.

                  (a) CASH DISTRIBUTIONS. Unless otherwise determined by the Management Committee and except as reserved against in accordance with Subsection (b) below, the Net Cash Flow realized in any fiscal quarter shall be distributed within 60 days after the end of such quarter, as follows:

                           (i) PAY VESSEL PRE-OPERATING FEES. First, to the
Owner, to pay Vessel Pre-Operating Fees, until such Vessel Pre-Operation Fees, including accrued interest, have been paid in full;

                           (ii) REPAY MEMBER LOANS. Second, to repay any
principal and interest on loans to the Joint Venture by Members ("Member Loans"); and

                           (iii) THE BALANCE. Finally, to the Members in
accordance with their respective Percentage Interests; PROVIDED, HOWEVER, that at any time when there is a Subsequent

Capital Loan, Capital Call Loan, Pier Loan or Guaranty Loan outstanding,
* of all distributions and Proturo Fees to be paid to Proturo shall be applied toward principal and interest outstanding on the loan or loans. Such amounts shall be paid * to Commodore and * to Viejas.

                  (b) RESERVES. The Joint Venture shall establish reserves for:

                           (i) Federal income taxes (the "Tax Reserve") to be
held by the Joint Venture and distributed in accordance with Article 6.2(d). The Tax Reserve for any fiscal period shall be determined by multiplying the reasonably estimated federal taxable income of the Joint Venture by 40%. In determining such federal taxable income, the fact that any Member may not be taxable on that Member's share of such income (e.g., because that Member may be exempt from tax on such income under Article 883(a) of the Code, or because that Member has losses from other sources to offset such income), shall not be taken into account. The Tax Reserve shall be paid to the Members in accordance with their respective Percentage Interests (even if different from their respective percentage of Joint Venture taxable income); and

                           (ii) Contingent or unforeseen obligations, debts or
liabilities of the Joint Venture which may be deemed reasonably necessary in the opinion of the Management Committee;

                           (iii) Amounts required by any contracts or agreements
of the Joint Venture; and

                           (iv) Such other purposes as the Management Committee
may decide.

                  (c) PRIORITY AND DISTRIBUTION OF PROPERTY. Except as expressly provided in this Agreement, no Member shall have priority over any other Member as to the return of capital, allocation of income or losses, or distributions of cash or any other distributions. No Member shall have the right to demand or receive property other than cash for its Capital Contributions to the Joint Venture or in payment of its share of cash or other distributions.

                  (d) DISTRIBUTION OF TAX RESERVE. Within 60 days after the end of each Joint Venture fiscal year during which a Tax Reserve has been created, the Joint Venture shall distribute such Tax Reserve (less any amounts withheld pursuant to Articles 1441, 1442, 1445 or 1446 of the Code, unless otherwise provided in Article 6.2(g)) to the Members, such distribution to be allocated among the Members based on each Member's Percentage Interest.

                  (e) ADDITIONAL DISTRIBUTION PROVISIONS. Upon liquidation of any Member's Interest in the Joint Venture, liquidating distributions shall be made in accordance with Article 8.7.

                  (f) FOREIGN MEMBERS. If the Joint Venture withholds any income tax with respect to any foreign Member pursuant to Articles 1441, 1442, 1445 or 1446 of the Code or pursuant to applicable Mexican tax laws, the Joint Venture will, at its option, either (x) require the foreign Member to repay such amount to the Joint Venture within 45 days thereafter; or (y) offset any distributions otherwise payable to the foreign Member by the amount of such payments.

--------
* Marked text omitted pursuant to an application for an order for confidential treatment by Commodore Holdings Limited.

         6.3 ACCOUNTING MATTERS. The Members shall cause to be maintained complete books and records accurately reflecting the accounts, business and transactions of the Joint Venture, on a September 30th fiscal-year basis and in accordance with GAAP; provided, however, that books and records with respect to the Joint Venture's Capital Accounts and allocations of income, gain, loss, deduction or credit (or item thereof) shall also be kept under U.S. federal income tax accounting principles as applied to partnerships on the same fiscal year as Commodore's. Commodore shall perform such services for the Joint Venture and charge the Joint Venture for such services pursuant to the overhead allocation in the Budget.

         6.4 TAX STATUS AND RETURNS.

                  (a) Any provision hereof to the contrary notwithstanding, solely for United States federal income tax purposes, each of the Members hereby recognizes that the Joint Venture will be subject to all provisions of Subchapter K of Chapter 1 of Subtitle A of the Code; provided, however, the filing of U.S. Partnership Returns of Income shall not be construed to extend the purposes of the Joint Venture or expand the obligations or liabilities of the Members.

                  (b) The Members shall prepare or shall direct such other Person to prepare or cause to be prepared all tax returns and statements, if any, that must be filed on behalf of the Joint Venture with any taxing authority and shall make timely filing thereof. Further, the Members shall prepare or shall direct such other Person to prepare or cause to be prepared all tax statements, if any, that must, by law, be provided to any Member, employee or other Person and shall timely deliver such statements to such Persons. Within 90 days after the end of each fiscal year, the Members or such other Person as the Members may direct shall prepare or cause to be prepared and delivered to each Member a report setting forth in reasonable detail the information with respect to the Joint Venture during such calendar year reasonably required to enable each Member to prepare its federal, state and local income tax returns in accordance with applicable law then prevailing.

         6.5 TAX MATTERS MEMBER.

                  (a) The Tax Matters Member of the Joint Venture within the meaning of Section 6231(a)(7) of the Code shall be Commodore. Unless otherwise expressly provided herein or in the Code and the regulations issued thereunder (or the laws of other relevant taxing jurisdictions), the Tax Matters Member is authorized to take any action for or on behalf of the Joint Venture that it determines to be necessary or appropriate with respect to all tax matters. Notwithstanding the foregoing, the Tax Matters Member shall take no action for or on behalf of the Joint Venture, except as emergency situations may dictate, without the prior agreement of all the Directors.

                  (b) The Tax Matters Member shall promptly advise the other Members of all audits or other actions by the Internal Revenue Service and shall furnish to the Joint Venture and to each Member a copy of each notice or other communication received by the Tax Matters Member from the Internal Revenue Service except such notice or communication sent directly to the Members by the Internal Revenue Service. All reasonable expenses incurred by the Tax Matters Member in its capacity as such shall be expenses of the Joint Venture and shall be paid by the Joint Venture. Such fees must be approved in advance by Proturo and Viejas, which consent shall not be unreasonably withheld.

                  (c) To the fullest extent permitted by law, the Joint Venture shall indemnify the Members on an after-tax basis against any liabilities incurred while acting as the Tax Matters Member of the Joint Venture but only to the extent such Member acts within the scope of its authority as Tax Matters Member under this Agreement. The Tax Matters Member shall not be indemnified against any liability regarding Joint Venture tax matters arising by reason of the willful misconduct, bad faith, gross negligence or reckless disregard of the duties of the Tax Matters Member.

                  (d) No Member shall file a notice with the Internal Revenue Service under Section 6222(b) of the Code in connection with such Member's intention to treat an item on such Member's federal income tax return in a manner that is inconsistent with the treatment of such item on the Joint Venture's federal income tax return unless such Member has, not less than 30 days prior to the filing of such notice, provided the other Member with a copy of the notice and thereafter in a timely manner provides such other information related thereto as the other Member shall reasonably request.

         6.6 754 ELECTION. In the event of a distribution of property to a Member or a transfer of any interest in the Joint Venture permitted under the Act or this Agreement, the Joint Venture, upon the written request of the transferor or transferee, shall file a timely election under section 754 of the Code and the Income Tax Regulations thereunder to adjust the basis of the Joint Venture's assets under Section 734(b) or 743(b) of the Code and a corresponding election under the applicable provisions of state and local law, and the Person making such request shall pay all costs incurred by the Joint Venture in connection therewith, including reasonable attorneys' and accountants' fees.

         6.7 MEMBERSHIP CLASSIFICATION. The Joint Venture shall be treated as a partnership for federal tax purposes and shall not elect, under Section 301.7701-3 of the Income Tax Regulations, to be taxed as an association.

                                   ARTICLE 7

           TRANSFER OF INTERESTS; ADMISSION AND RESIGNATION OF MEMBERS

         7.1 TRANSFER OF INTERESTS. Except as set forth in this Article 7, no Member may transfer all or any portion of its Interest in the Joint Venture to any Person or another Member, unless all Members approve the transfer in writing. Any involuntary transfer or transfer by operation of law of any portion of a Member's Interest in the Joint Venture shall also constitute a prohibited transfer unless all Members approve the transfer in writing. Any transfer of all or any portion of a Member's Interest in the Joint Venture, in violation of this Article (other than an involuntary transfer or a transfer by operation of law), shall be null, void and of no effect. In the event that all or any portion of a Member's Interest is transferred involuntarily or by operation of law, the transferee of such Interest shall not be a Member unless and until admitted to Membership in accordance with the provisions of Article 7.5 and shall, until such time, be considered merely an assignee of Economic Interests (as hereafter defined). Notwithstanding the foregoing, any pledge, hypothecation or grant of a security interest in any Interest shall not require the consent of any Members and shall not violate this Article 7. The pledge or granting of a security interest, lien or other encumbrance in or against all or any part of a Member's Interest shall not cause the Member to cease to be a Member. Upon foreclosure or sale in lieu of foreclosure of any such security interest, the secured party will be entitled to receive allocations and distributions from the Joint Venture as to which a security interest has been granted by such Member ("Economic Interests"). In no event will any secured party be entitled to exercise any rights under this Agreement, and such secured party may look only to such Member for the enforcement of any of its rights as a creditor. In no event will the Joint Venture have any liability or obligation to any Person by reason of the Joint Venture's payment of a distribution to any secured party as long as the Joint Venture makes such payment in reliance upon written instructions from the Member to whom such distributions would otherwise be payable. Any secured party will be entitled, with respect to the security interest granted, only to the distributions to which the assigning Member would be entitled under this Agreement, and only if, as and when such distributions are made by the Joint Venture. Neither the Joint Venture nor any Member will owe any fiduciary duty of any nature to a secured party. Reference to any secured party includes any assignee or successor-in-interest of such Person.

         7.2 RIGHT OF FIRST REFUSAL.

                  (a) Each of Commodore, Proturo and Viejas shall have a right of first refusal with respect to the other Members' Interests in the Joint Venture (which right shall include the ability to assign such right to a purchaser preferred by the other Members). If any Member proposes to sell or transfer to any Person all or any portion of its Interest in one or more related transactions (the "Proposed Sale"), then, at least 45 days prior to the proposed closing (the "Sale Closing") of such sale or transfer, such Member (the "Seller") shall promptly give written notice (the "Notice") to the Joint Venture and to the other Members (the "Non-Selling Members") of such proposed sale or transfer. The Notice shall describe in reasonable detail the Proposed Sale, including, without limitation, the Percentage Interest to be sold, transferred or issued (the "Percentage Interest To Be Sold"), the nature of such sale, transfer or issuance, the consideration to be paid, and the name and address of each prospective purchaser or transferee. Notwithstanding the foregoing, Proturo's right of first refusal shall only be valid at a time when there is no Subsequent Capital Loan, Capital Call Loan, Pier Loan or Guaranty Loan outstanding or, if such a loan or loans is outstanding, when Proturo's exercise of its right of first refusal is conditioned upon repayment of any Subsequent Capital Loan, Capital Call Loan, Pier Loan or Guaranty Loan in full (whether by Proturo or by a third party) concurrently with the closing of the sale of the Proposed Sale.

                  (b) The Non-Selling Members shall have the right, on a pro rata basis, exercisable upon written notice to the Seller within 30 days after receipt of the Notice, to purchase a portion of the Percentage Interest To Be Sold on the same terms and conditions of the Proposed Sale.

                  (c) In the event the Non-Selling Members either individually or together decline to purchase the Percentage Interest To Be Sold, the Seller may consummate the Proposed Sale with the third party.

                  (d) Notwithstanding anything to the contrary herein, the Seller may not consummate a Proposed Sale to a Person if any Non-Selling Member objects to such Person and the objection is based on a reasonable concern.

         7.3 EXEMPT TRANSFERS. Notwithstanding the foregoing, the first refusal rights of the Members shall not apply to (i) any pledge of Percentage Interests made pursuant to a bona fide loan transaction that creates a mere security interest (as described in Article 7.1); (ii) transfers occurring subsequent to the 2 year anniversary date of the execution of this Agreement of any

Member's entire Interest to an Affiliate, provided the transferring Member has provided prior written notice to the other parties hereto of such transfer, and such transferee has agreed to be bound by the terms hereof; (iii) the Joint Venture; (iv) to a Person approved by all of the Members; or (v) another Person as part of a merger, reorganization, consolidation or sale of all or substantially all of the assets of Proturo, Commodore or Viejas, where such Person is the surviving entity provided that such Person is not objectionable as provided in Article 7.2(d) above. Such transferred Percentage Interests shall remain "Percentage Interests" hereunder.

         7.4 LEGEND.

                  (a) Each certificate representing Percentage Interests now or hereafter owned by the Members or issued to any Person in connection with a transfer pursuant to Article 7.3 hereof shall be endorsed with the following legend:

                           "THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN AGREEMENT AMONG THE INITIAL HOLDER OF THE SECURITIES, THE JOINT VENTURE AND CERTAIN MEMBERS OF THE JOINT VENTURE. COPIES OF SUCH AGREEMENT MAY BE OBTAINED BY BONA FIDE PROSPECTIVE PURCHASERS OR PLEDGEES UPON WRITTEN REQUEST TO THE SECRETARY OF THE JOINT VENTURE AND AGREEMENT TO KEEP THE CONTENTS THEREOF CONFIDENTIAL."

                  (b) Under no circumstances shall any transfer of any Interests subject hereto be valid until the proposed transferee thereof shall have executed and become a party to this Agreement and thereby shall have become subject to all of the provisions hereof; and notwithstanding any other provisions of this Agreement, no transfer of any kind shall in any event result in the non-applicability of the provisions hereof at any time to any of the Percentage Interests subject hereto.

                  (c) The Joint Venture may instruct its transfer agent to impose transfer restrictions on the Percentage Interests represented by certificates bearing the legend referred to in Article 7.4(a) above to enforce the provisions of this Agreement and the Joint Venture agrees to promptly do so. The legend shall be removed upon termination of this Agreement.

         7.5 ADMISSION OF NEW MEMBERS.

                  (a) Subject to this Article and to the Act, no Person shall be admitted as a Member of the Joint Venture unless all the Directors shall have unanimously approved the admission of such Person as a new Member and shall have agreed in writing upon the amendments, if any, to be made to this Agreement as a result of such admission.

                  (b) Upon the admission of a new Member in accordance with the Act and this Agreement, there shall be a special closing of the books solely for the purpose of determining the value of the Joint Venture's investments on such date by whatever method the existing Members, in their sole and absolute discretion, consider reasonable, and the Capital Accounts of the existing Members shall be adjusted accordingly. After such adjustment, the Joint Venture shall establish a Capital Account which shall be credited with the Capital Contribution of the new Member.

                  (c) Notwithstanding the foregoing, without the prior approval of Proturo, Commodore and Viejas, the Joint Venture shall not sell additional Interests in the Joint Venture to any other person or dilute or otherwise change the Percentage Interests of any of Commodore, Proturo or Viejas in the Joint Venture except as a result of a default on a Capital Call Loan or the transfer of any Member's Interest in the Joint Venture as described herein.

         7.6 RESIGNATION OF MEMBERS. No Member may resign or withdraw from the Joint Venture without the prior express written consent of all the other Members.

                                   ARTICLE 8

                           DISSOLUTION/MANDATORY SALE

         8.1 NO DEFAULT DISSOLUTION. The Joint Venture shall be dissolved and its affairs wound up in accordance with Article 8.5 hereof upon the first to occur of the following:

                  (a) Upon the expiration of the term specified in Article 14.1 of this Agreement;

                  (b) Issuance of an order by a court of competent jurisdiction, requiring the dissolution of the Joint Venture;

                  (c) *;

                  (d) *;

                  (e) *; or

                  (f) The written consent of all the Members.

         8.2 DEFAULT DISSOLUTION. The Non-Defaulting Members, jointly but not individually, may give notice to a Defaulting Member dissolving the Joint Venture upon the occurrence of any one of the following events with respect to the Defaulting Member (unless there is a Dispute with respect to whether a Default has occurred and such Dispute has not yet been resolved pursuant to the terms of this Agreement):

                  (a) any action or proceeding is commenced by the Defaulting Member or its Parent Entity to wind up, dissolve, cancel its incorporation or otherwise terminate its corporate existence; or

                  (b) any action or proceeding is commenced against the Defaulting Member which seeks or requires the winding up, dissolution, revocation or cancellation of its incorporation or other termination of its corporate existence unless the action or proceeding is defended or contested in good faith by the Defaulting Member within 30 days of the commencement of the action or proceeding in a manner that stays the winding up, dissolution,

--------
* Marked text omitted pursuant to an application for an order for confidential treatment by Commodore Holdings Limited.

revocation or cancellation of its incorporation or other termination of its corporate existence and is pursued diligently thereafter; or

                  (c) the agreement of the Defaulting Member to sell, assign, transfer or otherwise dispose of the whole or any part of its Interest in the Joint Venture in contravention of the terms of this Agreement; or

                  (d) any Event of Default by the Defaulting Member pursuant to
Article 12.1, which has not been cured within the applicable cure period; or

                  (e) the Defaulting Member becomes bankrupt or seeks relief by any proceedings of any nature under any laws of the United States or any state for the relief of debtors; or

                  (f) the appointment of a receiver, receiver-manager, trustee, custodian or like officer for all or a substantial part of the business or assets of the Defaulting Member unless the appointment is defended or contested in good faith by the Defaulting Member within 30 days of the commencement of the appointment in a manner that stays the appointment and is pursued diligently thereafter; or

                  (g) the institution against the Defaulting Member of a proceeding under the Bankruptcy Reform Act of 1978, or any law of the United States now in existence or hereafter enacted having the same general purpose unless the proceeding is defended or contested in good faith by the Defaulting Member within 30 days of the commencement of the proceeding in a manner that stays the proceedings and is pursued diligently thereafter; or

                  (h) the Defaulting Member makes an assignment for the benefit of its creditors; or

                  (i) if any execution, attachment, distress or other process of any court is made or attached to the Interest of the Defaulting Member in the Joint Venture unless the execution, attachment, distress or other process of any court is stayed within 30 days of the commencement of the proceedings in a manner that stays attachment, distress or other proceedings and is pursued diligently thereafter;

                  (j) a breach by Proturo, Commodore or Viejas of the Guaranty, which breach is not cured within 10 days of receipt of written notice from a non-breaching party describing in reasonable detail the facts giving rise to the breach; or

                  (k) any failure by the Defaulting Member to make any Additional Capital Contribution pursuant to Article 4.4(c) within 120 days after the Arbitration Tribunal has rendered its award pursuant to Article 13 that such Additional Capital Contribution is required for Seaworthiness or for items of necessity to continue the Present Operations or pursuant to Article 5.5 within the period specified therein; provided, however, it shall not be an Event of Default by Proturo if it fails to make an *, in the amount of such Additional Capital Contribution, and Proturo has refused *.

         8.3 MANDATORY SALE. Upon the occurrence of any of the events set out in
Article 8.2(a) through (k) with respect to a Member, as an alternative to giving notice dissolving the

--------
* Marked text omitted pursuant to an application for an order for confidential treatment by Commodore Holdings Limited.

Joint Venture, the Members entitled to dissolve the Joint Venture (in this Article 8 referred to as the "Purchasing Member") may give notice to the other Members (in this Article 8 referred to as the "Selling Member") requiring the Selling Member to sell its Interest in the Joint Venture to the Purchasing Member (on a pro rata basis) for the Purchase Price (as defined in Article 8.9) and on the terms and conditions hereinafter provided.

         8.4 NOTICE.

                  (a) NOTICE OF ELECTION TO DISSOLVE. The Member(s) electing to dissolve the Joint Venture pursuant to Article 8.2, must give notice of dissolution to the other Member(s) within 60 days of first acquiring actual knowledge of the event or circumstances giving rise to the right of dissolution. Following any such notice pursuant to Article 8.2 (unless there is a Dispute as to the right to dissolve), the Member(s) who has(ve) received notice of dissolution shall not be entitled to vote (or to have its (their) Directors vote) with respect to any matter relating to the affairs of the Joint Venture and shall be deemed to have given its (their) proxy to the Member(s) giving the notice for all matters requiring the vote of the Members with respect to the Joint Venture.

                  (b) NOTICE OF INTENTION TO BUY. The Purchasing Member under
Article 8.3 must give notice of its intention to buy the interest of the Selling Member in the Joint Venture (the "Purchase Notice") within 60 days of the date upon which the Purchasing Member first acquires actual knowledge of the occurrence of the event or circumstances giving rise to the right to purchase. Following such notice (unless there is a Dispute as to the existence of a right to purchase), the Selling Member shall not be entitled to vote (or to have its Directors vote) with respect to any matter relating to the affairs of the Joint Venture and the Selling Member shall be deemed to have given its proxy to the Purchasing Member for all matters requiring the vote of the Members with respect to the Joint Venture.

         8.5 DISSOLUTION PROCEDURES.

                  (a) GENERALLY. Unless there is a Dispute as to whether an event causing a dissolution has occurred, promptly following the giving of notice of dissolution of the Joint Venture:

                           (i) NO DEFAULT DISSOLUTION. Pursuant to Article 8.1,
the Members shall proceed to wind up the affairs of the Joint Venture in the manner hereinafter provided; or

                           (ii) DEFAULT DISSOLUTION. Pursuant to Article 8.2,
the Member giving notice of dissolution shall wind up the affairs of the Joint Venture in the manner hereinafter provided on behalf of the Members.

                  (b) USE OF BUSINESS OR SHIP BROKER. If the Business of the Joint Venture is in operation, the parties shall consider retaining a business or ship broker, and the Business of the Joint Venture shall be listed for sale as a going concern. If an offer acceptable to the Members or the Non-Defaulting Member, as the case may be, acting reasonably, has not been received within 120 days of listing the business for sale, then the assets of the Joint Venture shall be sold and the Vessel subchartered in a piecemeal manner. The liquidation of assets and the discharge of liabilities of the Joint Venture shall occur over a reasonable time so as to minimize the losses which may otherwise be attendant upon an immediate liquidation.

                  (c) PAYMENTS OWED BY MEMBERS. Each Member shall immediately pay to the Joint Venture all amounts owing to the Joint Venture, less any amounts owed by the Joint Venture to the Member.

                  (d) CANCELLATION OF VESSEL CHARTER. The Joint Venture and Commodore or its wholly owned subsidiary shall agree to cancel the charter of the vessel. Such cancellation shall be without penalty to the Joint Venture except that the Owner shall retain all amounts paid by the Joint Venture pursuant to the Joint Venture Charter.

                  (e) DISTRIBUTIONS. During the course of liquidation, the Members shall continue to share profits and losses as provided in Article 6 of this Agreement, but there shall be no cash distributions to the Members until the distribution pursuant to Article 8.7(d).

         8.6 SETTLING OF ACCOUNTS. Subject to Section 18-801 of the Act, upon the dissolution and liquidation of the Joint Venture, the proceeds of liquidation shall be applied as follows: (a) first, to pay all expenses of liquidation and winding up; (b) second, to pay all debts, obligations and liabilities of the Joint Venture, in the order of priority as provided by law, other than debts owing to the Members or on account of Members' contributions;
(c) third, to pay all debts of the Joint Venture owing to a Member; and (d) to establish reasonable reserves for any remaining contingent or unforeseen liabilities of the Joint Venture not otherwise provided for, which reserves shall be maintained by the liquidator on behalf of the Joint Venture in a regular interest-bearing trust account for a reasonable period of time as determined by the liquidator. If any excess funds remain in such reserves at the end of such reasonable time, then such remaining funds shall be distributed by the Joint Venture to the Members pursuant to Article 8.7 hereof.

         8.7 DISTRIBUTION OF PROCEEDS. Subject to Article 18-801 of the Act, upon final liquidation of the Joint Venture, the net proceeds of liquidation shall be distributed to the Members in the following order of priority:

                  (a) to creditors, including Members who are owed Member Loans to the extent of any unpaid expenses or any outstanding loan or advance;

                  (b) to the Members in respect of the costs of winding up the affairs of the Joint Venture, discharging the liabilities of the Joint Venture, distributing the assets of the Joint Venture and dissolving the Joint Venture in accordance with this Article 8;

                  (c) to the Members who are owed on a Subsequent Capital Loan, Capital Call Loan, Pier Loan or Guaranty Loan to the extent of any outstanding loan or advance;

                  (d) to the Members in the proportion of their respective positive Capital Accounts as those accounts are determined after all adjustments to such accounts for the taxable year of the Joint Venture during which the liquidation occurs as are required by this Agreement and Treasury Regulations /section/1.704-1(b), such adjustments to be made within the time specified in such Treasury Regulations; and

                  (e) after each Member has received the amount in its Capital Account, to the Members in proportion to their respective Percentage Interests.

         8.8 CERTIFIED LIQUIDATION STATEMENT. The Members, in the event of a liquidation of the Joint Venture following dissolution pursuant to Article 8.1, or the Non-Defaulting Members, in the event of a liquidation of the Joint Venture following dissolution pursuant to Article 8.2, shall cause the independent auditors of the Joint Venture to prepare a certified liquidation statement of the Joint Venture which shall contain:

                           (i) a summarized statement of receipts and
disbursements;

                           (ii) a statement of the debts and liabilities of the
Joint Venture owing to each Member;

                           (iii) a determination of the Capital Account of each
Member;

                           (iv) an allocation among the Members of all gains or
losses realized on the liquidation of the property and assets of the Joint Venture; and

                           (v) an allocation of any tax benefits among the
Members.

Each Member agrees to prepare its financial statements and to prepare and file all tax returns required to be filed by it in accordance with the liquidation statement prepared by the independent auditors of the Joint Venture.

         8.9 MANDATORY SALE PROCEDURES.

                  (a) AMOUNT. The Purchase Price payable by the Purchasing Member for the Interest of the Selling Member in the Joint Venture (the "Purchase Price") shall be an amount equal to 100% of the net book value of the Selling Member's Interest in the Joint Venture as determined pursuant to GAAP as of the date of the Purchase Notice ("Book Value") and paid in equal quarterly installments over a period of five years commencing on the Closing Date, plus interest on such amount from the Closing date at the Reference Rate.

                  (b) CLOSING -- GENERALLY. The purchase and sale of the Selling Member's Interest in the Joint Venture shall be consummated (the "Closing") at the office of the Purchasing Member's counsel, on the date which is 30 days following the receipt by the Selling Member of the Purchaser Notice.

                  (c) CLOSING -- SELLING MEMBER DELIVERIES. At the Closing, the Selling Member shall deliver to the Purchasing Member the following duly executed documentation, in form acceptable to the purchasing Member acting reasonably:

                           (i) an assignment of its Interest in the Joint
Venture;

                           (ii) the resignation of each of its designees as
Directors of the Management Committee and as Executive Officers of the Joint Venture;

                           (iii) a representation and warranty by the Selling
Member that its Interest in the Joint Venture is free and clear of all liens, mortgages, pledges, charges, security interests, restrictions or encumbrances whatsoever, which representation and warranty shall survive Closing and shall continue forever;

                           (iv) a general release of all claims against the
Joint Venture or the Purchasing Member by the Selling Member in respect of the Joint Venture except for claims arising from the unauthorized actions of the Purchasing Member in respect of the Joint Venture which have not been disclosed to the Selling Member; and

                           (v) such other documentation as the attorneys for the
Purchasing Member may require, acting reasonably, in order to vest in the Purchasing Member full right, title and interest in and to the Interest of the Selling Member in the Joint Venture and to reflect

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

the assignment and transfer of the interest of the Selling Member in all of the underlying assets of the Joint Venture, including, without limitation, the interest in the Vessel.

                  (d) CLOSING -- PURCHASING MEMBER DELIVERIES. At the Closing, the Purchasing Member shall pay the Selling Member the Purchase Price for the Interest of the Selling Member in the Joint Venture by means of immediately available funds for the cash portion of the Purchase Price and by means of a promissory note with respect to the deferred portion of the Purchase Price and the Purchasing Member shall deliver to the Selling Member the following duly executed documentation in a form acceptable to the Selling Member, acting reasonably:

                           (i) an indemnity of the Joint Venture and the
Purchasing Member indemnifying the Selling Member against any claims arising from the conduct of the business of the Joint Venture from and after the time of Closing; and

                           (ii) a general release of all claims against the
Selling Member by the Joint Venture or the Purchasing Member in respect of the Joint Venture except for claims arising from the unauthorized actions of the Selling Member in respect of the Joint Venture which have not been disclosed to the Purchasing Member.

                  (e) At the Closing, the Selling Member shall repay to the Joint Venture or the Purchasing Member, as the case may be, any amounts owing to such parties, and the Joint Venture or the Purchasing Member, as the case may be, shall repay to the Selling Member any amounts owing to it, which repayments may occur as a set off of the respective amounts. If the amounts owed to the Purchasing Member by the Selling Member and the Joint Venture exceed the amount owed by the Purchasing Member to such parties, the Purchasing Member may reduce the amount of the Purchase Price by such excess amount.

                                   ARTICLE 9

                       OUTSIDE ACTIVITIES; CONFIDENTIALITY

         9.1 OUTSIDE ACTIVITIES.

                  (a) Except as otherwise expressly provided in this Article 9, any Member or Affiliate thereof may engage in or possess any interest in any business, and may do so through itself or through any other business venture of any nature independently or with others, and neither the Joint Venture nor any other Member shall have any right by virtue of this Agreement in or to such Member's business or its other ventures or in or to any income or profits derived therefrom.

                  (b) For as long as the Joint Venture exists, and except as described herein, no Member or Affiliate thereof may, directly or indirectly (except through the Joint Venture), engage (or possess any interest in any business or venture that engages), in the Business within the geographical zone as described herein as the greater San Diego and Los Angeles metropolitan areas.

                  (c) This Agreement shall not be deemed to create any duties other than as expressly provided for herein or imposed by applicable law, nor shall its existence be deemed to alter the legal duties and obligations that any Member or any Affiliate has to the other Members or their Affiliates as to matters outside the scope of this Agreement.

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

         9.2 DUTIES OF MEMBERS. The fiduciary duties of Members shall not restrict any Member or Affiliate from:

                  (a) engaging in conduct not expressly prohibited by Article 9; or

                  (b) acting to prevent the Joint Venture from engaging in an activity that is outside the scope of the Business;

whether or not such Member or Affiliate is motivated in whole or in part by a desire to further the interests of a Person other than the Joint Venture.

         9.3 CONFIDENTIAL INFORMATION.

                  (a) Each Member shall, and shall cause each of its Affiliates, and its and their respective partners, shareholders, directors, officers, employees and agents (collectively, "Representatives") to keep secret and retain in strictest confidence, except as provided in subsection (c) hereof, any and all Confidential Information and shall not distribute, disseminate or disclose such Confidential Information, and shall cause its Representatives not to distribute, disseminate or disclose such Confidential Information, except to (i) the Joint Venture and its respective agents on a need-to-know basis or (ii) any Member or any of their respective Affiliates or other Representatives on a "need-to-know" basis in connection with the transactions leading up to and contemplated by this Agreement and the operation of the Joint Venture, or (iii) any other Person on a "need to know" basis in connection with this Agreement or the operation of the Joint Venture that agrees in writing to keep in confidence such Confidential Information in accordance with the terms of this Article 9.3; and such Member disclosing Confidential Information pursuant to this Article 9.3 shall use, and shall cause its Affiliates and other Representatives or Persons to use, such Confidential Information only for the benefit of the Joint Venture in conducting the Business or for any other specific purposes for which it was disclosed to such party; provided that the disclosure of financial statements of, or other information relating to, the Joint Venture shall not be deemed to be the disclosure of Confidential Information (A) to the extent that any Member is required by law, GAAP or a Governmental Body that regulates it to disclose such financial statements or other information or (B) to the extent that in order to sustain a position taken for tax purposes, any Member deems it necessary and appropriate to disclose such financial statements or other information. All Confidential Information disclosed in connection with the Joint Venture or pursuant to this Agreement shall remain the property of the Person whose property it was prior to such disclosure.

                  (b) No Confidential Information regarding the plans or operations of any Member or any Affiliate thereof received or acquired by or disclosed to any other Member or Affiliate thereof in the course of the conduct of Business, or otherwise as a result of the existence of the Joint Venture, may be used by such other Member or Affiliate thereof for any purpose other than for the benefit of the Joint Venture in conducting the Business.

                  (c) In the event that a Member or anyone to whom a Member transmits any Confidential Information becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, investigative demand, similar process or request) to disclose any of the Confidential information, such Member will use its best efforts to provide the other Members and the Joint Venture with prompt written notice prior to disclosure (not less than 24 hours) so that the other Members and the Joint Venture may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement in the event that such protective order or other remedy is not obtained, or that the Joint Venture and the other Members waive compliance with the provisions of this
Article 9.3, the Member or Person who is compelled to disclose such Confidential Information will furnish only that portion of the Confidential Information which (based on the advice of counsel) it is legally required to disclose and will exercise its best efforts to obtain reliable assurance that protective treatment will be accorded the Confidential Information.

                  (d) Each Member who ceases to be such will, and will cause its Affiliates and Representatives to, maintain the confidentiality required by this
Article 9.3 and to destroy or return upon request, all documents and other materials, and all copies thereof, obtained by such Member or on its behalf from either the Joint Venture or the other Members or any of their Affiliates in connection with the transactions leading up to and contemplated by this Joint Venture. The obligations under this Article 9.3 shall survive the termination of the Joint Venture for a period of ten years or, if shorter, the maximum period permitted by applicable law.

                  (e) To the fullest extent permitted by law, if a Member or any of its Affiliates or Representatives breaches, or threatens to commit a breach of, this Article 9.3, the other Member and the Joint Venture shall have the right and remedy to have this Article 9.3 specifically enforced, it being acknowledged and agreed that money damages will not provide an adequate remedy to such other Member or the Joint Venture. Nothing in this Article 9.3 shall be construed to limit the right of any Member or the Joint Venture to collect money damages in the event of breach of this Article 9.3.

                                   ARTICLE 10

                                 INDEMNIFICATION

         10.1 LIMITATION OF LIABILITY. A Director, CEO or Executive Officer of the Joint Venture shall perform his duties as such in good faith, in a manner he reasonably believes to be in the best interest of the Joint Venture and the Members, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A Director, CEO or Executive Officer who so performs his duties shall not have any liability by reason of being or having been a Director, CEO or Executive Officer of the Joint Venture. The Directors, CEO and Executive Officers shall not be liable, responsible or accountable in damages or otherwise to the Joint Venture or any Member for any action taken or failure to act on behalf of the Joint Venture within the scope of authority conferred on the Directors, CEO and Executive Officers under this Agreement or the Act, except where the claim at issue is based on the fraud, gross negligence or bad faith of the Directors, CEO or Executive Officers.

         10.2 INDEMNIFICATION: PROCEEDING OTHER THAN BY JOINT VENTURE. The Joint Venture shall indemnify any Member, Affiliate of a Member, member of the Management Committee or Executive Officer and may indemnify any other Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Joint Venture, by reason of the fact that he is or was a Member, officer, employee or agent of the Joint Venture, or is or was serving at the request of the Joint Venture as a manager, member, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Joint Venture, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contender or its equivalent, does not, of itself, create a presumption that the Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Joint Venture, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         10.3 INDEMNIFICATION: PROCEEDING BY JOINT VENTURE. The Joint Venture may indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Joint Venture to procure a judgment in its favor by reason of the fact that he is or was a Member, officer, employee or agent of the Joint Venture, or is or was serving at the request of the Joint Venture as a manager, member, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Joint Venture. Indemnification may not be made for any claim, issue or matters as to which such a Person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Joint Venture or for amounts paid in settlement to the Joint Venture, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         10.4 MANDATORY INDEMNIFICATION. To the extent that a Member, officer, employee or agent of the Joint Venture requests indemnification pursuant to
Article 10.2 or has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Articles 10.2 and 10.3, or in defense of any claim, issue or matter therein, he must be indemnified by the Joint Venture against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         10.5 AUTHORIZATION OF INDEMNIFICATION. Any indemnification under
Article 10.3, unless ordered by a court or advanced pursuant to Article 10.4, may be made by the Joint Venture only as authorized in the specific case upon a determination that indemnification of the Member, officer, employee or agent is proper in the circumstances.

         10.6 MANDATORY ADVANCEMENT OF EXPENSES. The expenses of Members and officers incurred in defending a civil or criminal action, suit or proceeding must be paid by the Joint Venture as they are incurred and in advance of the final disposition of the action, suit or proceeding, if such indemnification is being provided pursuant to Article 10.2 or upon receipt of an undertaking by or on behalf of the Member or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Joint Venture. The provisions of this Article 10.6 do not affect any rights to advancement of expenses to which personnel of the Joint Venture other than Members or officers may be entitled under any contract or otherwise.

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

         10.7 EFFECT AND CONTINUATION. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article 10:

                  (a) Does not exclude any other rights to which a Person seeking indemnification or advancement of expenses may be entitled under any limited liability company agreement, vote of Members, or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Article 10.4 for the advancement of expenses made pursuant to
Article 10.6, may not be made to or on behalf of any Member or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

                  (b) Continues for a Person who has ceased to be a Member, officer, employee or agent and inures to the benefit of his heirs, executors and administrators.

         10.8 INSURANCE AND OTHER FINANCIAL ARRANGEMENTS. The Joint Venture may purchase and maintain insurance or make other financial arrangements on behalf of any Person who is or was a Member, officer, employee or agent of the Joint Venture, or is or was serving at the request of the Joint Venture as a manager, member, director, officer, employee or Agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a Member, director, officer, employee or agent, or arising out of his status as such, whether or not the Joint Venture has the authority to indemnify him against such liability and expenses.

         10.9 LIMITATION ON LIABILITY. The liability of Viejas hereunder, except with respect to the amounts to be paid by it in accordance with Sections 3.5(i), 4.4(c), 5.1 and 5.3 of this Agreement, to the Joint Venture and to the other Members, collectively, shall not exceed the value of its Interest in the Joint Venture.

         10.10 NOTICE OF INDEMNIFICATION AND ADVANCEMENT. Any indemnification of, or advancement of expenses to, a Member or officer in accordance with this
Article 10, if arising out of a proceeding by or on behalf of the Joint Venture, shall be reported in writing to the Members with or before the notice of the next Members' meeting.

         10.11 REPEAL OR MODIFICATION. Any repeal or modification of this
Article 10 by the Members of the Joint Venture shall not adversely affect any right of a Member or officer of the Joint Venture existing hereunder at the time of such repeal or modification.

                                   ARTICLE 11

          INSPECTION OF JOINT VENTURE RECORDS; ANNUAL AND OTHER REPORTS

         11.1 RECORDS TO BE KEPT. The Joint Venture shall keep at its registered office:

                  (a) A current list of the full name and last known business, resident or mailing address of each Member and its designated Directors separately identifying the Members in alphabetical order and the Directors in alphabetical order;

                  (b) Copies of this Agreement, and all amendments hereto;

                  (c) Copies of the Joint Venture's income tax returns and reports, if any, for the 3 most recent years; and

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

                  (d) Copies of any financial statements of the Joint Venture for the 3 most recent years.

         11.2 INSPECTION OF JOINT VENTURE RECORDS. The accounting books and records, the records of the Management Committee, and any other records maintained by the Joint Venture shall be open to inspection upon the request of any Member at any reasonable time during usual business hours. Such inspection by a Member may be made in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts. The requesting Member shall bear all expenses incurred in connection with any examination made for such Member.

         11.3 FINANCIAL REPORTS. The Joint Venture shall within 45 days after the close of each fiscal quarter and within 90 days after the close of each fiscal year, deliver or mail to the Members the quarterly financial statements and annual financial statements, respectively, of the Joint Venture. The Joint Venture shall also prepare abbreviated monthly financial reports with respect to the Joint Venture and provide such reports to the Members within 15 days after the end of each month. A copy of any such statements shall be kept on file in the principal executive office of the Joint Venture and shall be exhibited at all reasonable times to any Member demanding an examination of them or a copy shall be mailed to such Member. The quarterly income statements and balance sheets referred to in this Article shall be accompanied by the report thereon, if any, of any independent accountants engaged by the Joint Venture. The annual financial statements of the Joint Venture shall be audited and shall be accompanied by a report from the independent auditors.

         11.4 JOINT VENTURE AUDITORS. The initial auditors for the Joint Venture shall be Grant Thornton, LLP, or such other independent public accounting firm of national standing selected by Commodore, with Proturo's and Viejas' reasonable approval.

                                   ARTICLE 12

                              DEFAULTS AND REMEDIES

         12.1 DEFAULTS. An Event of Default shall occur if a Member commits an act described in Article 8.2 as being an act of a Defaulting Member or materially defaults in the performance of its obligations, covenants or representations and warranties under this Agreement, and such default is not cured within 30 days after notice of such default is given by a Member to the Defaulting Member, or action has not been taken to begin curing such Default within such 30-day period and such cure is being diligently pursued, if the Default is not reasonably capable of being cured within 30 days.

         12.2 REMEDIES. Upon the occurrence of an Event of Default, the non-defaulting Member shall have the right, in addition to all other rights and remedies provided herein (including rights under Article 8.3), to pursue any and all available legal and equitable remedies under Article 13 on behalf of itself or the Joint Venture or elect to dissolve the Joint Venture pursuant to Article 8.2, or both.

         12.3 NO WAIVER. No consent or waiver, express or implied, by a Member to or of any breach or default by another Member in the performance by such other Member of its obligations under this Agreement shall constitute a consent to or waiver of any similar breach or default by such Member. Failure by a Member to complain of any act or omission to act by another Member, or to

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

declare such other Member in default, irrespective of how long such failure continues, shall not constitute a waiver by such Member of its rights under this Agreement.

                                   ARTICLE 13

                               DISPUTE RESOLUTION

         13.1 DISPUTES. Except for actions described in Article 4.4(b) or as expressly otherwise provided in this Agreement, any and all claims, disputes, controversies, and other matters in question (whether contractual or non-contractual) arising out of or relating to this Agreement, or the formation, validity, binding effect, applicability, scope, interpretation, construction, modification, performance, breach, termination, or enforcement thereof (including all such issues pertaining to this subsection) (singly, the "Dispute" and collectively, the "Disputes") shall be resolved by alternative dispute resolution in accordance with this Article 13.

         13.2 ARBITRATION.

                  (a) COMPULSORY ARBITRATION. All Disputes shall be settled exclusively by final and binding arbitration in accordance with this Article
13.2 (Arbitration). Except as provided in Section 13.2(b), judgment upon the award may be entered, at the option of the respondent, in any court sitting in Miami, Florida or San Diego, California. If a petition to recognize or enforce an award is brought in a court other than one chosen by the respondent, the petitioner will not oppose any motion or other action that may be taken to remove the action to a court sitting in Miami, Florida or San Diego, California, as the case may be.

                  (b) LIMITATION ON LIABILITY. Except with respect to arbitration or litigation arising out of Disputes concerning the amounts to be paid by Viejas in accordance with Sections 3.5(i), 4.4(c), 5.1 and 5.3 of this Agreement, no arbitration award rendered against Viejas or judgment entered against Viejas with respect to this Agreement may exceed the value of its Interest in the Joint Venture. Any award or judgment that violates the foregoing limitation shall be void and unenforceable as to any such excess. Except with respect to arbitration or litigation arising out of disputes concerning the amounts to be paid by Viejas in accordance with Sections 3.5(i), 4.4(c), 5.1 and
5.3 of this Agreement, no judgment against Viejas with respect to this Agreement may be satisfied from, against, or out of any asset of Viejas other than its Interest in the Joint Venture.

                  (c) ARBITRATION TRIBUNAL, RULES, AND ADMINISTRATION. The sole arbitrator or the panel of arbitrators constituted for the resolution of the Dispute will be called the "Arbitration Tribunal." Except as otherwise provided in this Article, the arbitration proceeding (the "Arbitration Case") will be administered by the American Arbitration Association (the "Case Administrator") and conducted by the Arbitration Tribunal in substantial accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (the "Procedural Rules"). In the event of any conflict between the Procedural Rules and this Article 13.2 (Arbitration), the provisions of this
Article 13.2 (Arbitration) will control.

                  (d) CONDITIONS PRECEDENT TO ARBITRATION. A party may initiate arbitration at any time after a Dispute arises.

                  (e) INITIATION OF ARBITRATION CASE. The Arbitration Case must be initiated by the initiating party (the "Petitioner") in accordance with the Procedural Rules by giving to the other party (the "Respondent") in a demand for arbitration ("Petitioner's Demand") written notice of the Dispute and Petitioner's claim.

                  (f) APPOINTMENT OF ARBITRATION TRIBUNAL BY PARTIES OR APPOINTING AUTHORITY. In Petitioner's Demand, the Petitioner shall select 1 neutral arbitrator from the panel or roster of arbitrators established and maintained by the Appointing Authority. Within 10 days of receipt of Petitioner's Demand, the Respondent shall mail or deliver to the Petitioner and the Appointing Authority an answering statement to Petitioner's Demand in which the Respondent answers Petitioner's Demand and selects 1 neutral arbitrator from the panel or roster of arbitrators established and maintained by the Appointing Authority. If no answering statement is mailed or delivered within the stated time, the claim set forth in Petitioner's Demand is deemed denied by the Respondent and the Appointing Authority shall select the second neutral arbitrator. Within ten days of receipt of notice of their selection as arbitrators, the 2 arbitrators shall select a third neutral arbitrator. If the 2 arbitrators do not agree upon the third arbitrator within the stated time, the Appointing Authority shall select the third neutral arbitrator. The 3 neutral arbitrators so selected will constitute the Arbitration Tribunal. Unless the parties otherwise mutually agree, if Petitioner's Demand names 2 or more parties as Petitioner or 2 or more parties as Respondent, the Appointing Authority shall appoint all 3 members of the Arbitration Tribunal. The Appointing Authority has the exclusive right and power to resolve any Dispute arising out of or related to the appointment of the Arbitration Tribunal. In this regard, in addition to any other action it deems just and equitable in order to resolve any such Dispute, the Appointing Authority may appoint an arbitrator or arbitrators to serve in place of any arbitrator or arbitrators selected by the Petitioner or the Respondent. The American Arbitration Association is designated as the Appointing Authority.

                  (g) QUALIFICATIONS OF ARBITRATORS. Each member of the Arbitration Tribunal must be independent, impartial, neutral and have experience in the subject matter of the Dispute. At least one member of the Arbitration Tribunal must be actively engaged in or retired from the practice of law, or a retired member of the state or federal judiciary, and must have at least ten years' experience in resolving disputes in the area of law directly related to the subject matter of the Dispute. Subject to the terms of this Agreement, the Arbitration Tribunal will be the judge of its own qualifications and jurisdiction.

                  (h) INTERIM MEASURES. The Arbitration Tribunal may grant and order such interim, provisional, ancillary, and special remedies and relief as it deems just and equitable and necessary or desirable under the circumstances including, without limitation, protective orders, sanctions for abuse or frustration of the arbitration process, temporary restraining orders, preliminary injunctions, attachment, sequestration, specific performance, and the appointment of a receiver. Such interim measures may be taken in the form of an interim award. The Arbitration Tribunal may require security for the payment of costs and damages. A request for interim measures by a party to a court shall not be deemed incompatible with this Article 13 or a waiver of that party's right to arbitrate. Without limiting the generality of the foregoing provisions, a party may seek interim relief from the Arbitration Tribunal or from the appropriate court having jurisdiction for a breach or threatened breach of
Article 9.3 (Confidential Information).

                  (i) PRE-HEARING CONFERENCE. A pre-hearing conference will be held and conducted by the Arbitration Tribunal within 30 days of its appointment for the purpose of expediting the Arbitration Case, directing and controlling the exchange of information, and setting the date for the opening of the hearing.

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

                  (j) EXCHANGE OF INFORMATION. Consistent with the expedited nature of arbitration, the Arbitration Tribunal will direct and control the scope and timing of the exchange of information between the parties and will take such steps as it deems necessary or desirable to avoid delay and achieve a just, speedy, and cost-effective resolution of the Dispute. The Arbitration Tribunal may order (i) the production of documents and other information and the entry upon designated land or other property, and (ii) the identification of witnesses to be called. When the demands of justice require such extraordinary measures and upon good cause shown, the Arbitration Tribunal may order the taking of the testimony of any Person, including a party, by deposition upon oral examination or upon written questions, or the propounding of interrogatories, but no party is entitled to conduct discovery of this nature as a matter of right. At least ten days prior to the hearing, the parties shall exchange copies of all exhibits they intend to submit at the hearing and final witness lists. The Arbitration Tribunal has the exclusive right and power to resolve all Disputes related to the exchange of information.

                  (k) LANGUAGE AND LOCALE. The Arbitration Case will be conducted in the English language in either San Diego County, California or Miami-Dade or Broward County, Florida, at the option of the responding party.

                  (l) OPENING AND CLOSING OF HEARING; TIME OF AWARD. The hearing will be opened within 60 days of the initial pre-hearing conference and will be closed within 60 days of the opening of the hearing. To secure a just, speedy, and cost-effective resolution of the Dispute and for good cause, the Arbitration Tribunal may shorten or lengthen the time for opening or closing the hearing. Unless the parties otherwise agree, the Arbitration Tribunal shall render the award within 30 days from the date of closing of the hearing. The failure of the Arbitration Tribunal to render the award within that time will not deprive the Arbitration Tribunal of its jurisdiction or authority to render the award.

                  (m) FORM OF AWARD. The award will be written in the English language and signed by a majority of the members of the Arbitration Tribunal. The Arbitration Tribunal will provide a concise, written breakdown of the award. If requested in writing by the parties prior to the opening of the hearing, or if the Arbitration Tribunal believes it is appropriate to do so, the Arbitration Tribunal will also provide a concise, written explanation of the award not exceeding 5 pages in length. Detailed findings of fact and conclusions of law and a reasoned opinion in the form of a judicial opinion are not required and will not be provided.

                  (n) GOVERNING LAW. The Arbitration Case shall be governed by the United States Arbitration Act, 9 U.S.C. ss.ss. 1 - 16 and the substantive governing law designated by the parties to this Agreement without regard to conflicts of laws principles. In the absence of any such designation, the Arbitration Tribunal may apply such law or laws as it considers appropriate.

                  (o) SCOPE OF AWARD; PUNITIVE DAMAGES. The Arbitration Tribunal may grant any remedy or relief that it deems just and equitable and not outside of the scope of this Agreement, including, but not limited to, specific performance and other equitable relief. The Arbitration Tribunal is not empowered to and may not award punitive damages.

                  (p) ASSESSMENT OF FEES, COMPENSATION, AND EXPENSES. Unless the parties have otherwise agreed to bear such costs equally or in some other manner, the Arbitration Tribunal, in the award, will allocate and assess against the parties in such manner as it deems just and equitable the fees, compensation, and expenses of the Arbitration Tribunal, the Case

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

Administrator, and the Appointing Authority. Except as otherwise provided in this subsection or the following subsection, all other costs and expenses incurred in connection with resolution of the Dispute or Disputes shall be borne by the party that incurs such costs and expenses.

                  (q) ATTORNEYS' FEES. The Arbitration Tribunal shall provide in the award for the recovery of all or part of a prevailing party's reasonable attorneys' fees incurred in connection with resolution of the Dispute from the date of inception thereof through enforcement and collection of the award in accordance with Article 14.5 of this Agreement. In addition, the Arbitration Tribunal may award reasonable attorneys' fees to a party (whether or not the party prevails on the merits of the Dispute) if the Arbitration Tribunal finds and concludes that the party participated in good faith in the manner contemplated by this Agreement in the Arbitration Case and other alternative dispute resolution procedures described in this Article 13 and that the other party materially breached its obligations under this Article 13.

                  (r) INTEREST. The Arbitration Tribunal may provide in the award for the recovery of pre-award interest and post-award interest on such principal amounts and at such rates and from such date or dates as the Arbitration Tribunal may deem just and equitable. Interest on any judgment entered upon the award will accrue from the date of entry of judgment at the judgment rate prescribed by applicable law.

                  (s) FINALITY OF AWARD. The award shall be final and binding on the parties. The award may be vacated, modified, or corrected and an appeal may be taken only as provided in the Procedural Rules and the United States Arbitration Act, 9 U.S.C. /sections/ 1 - 16.

                  (t) CONFIDENTIALITY. The parties, the Arbitration Tribunal, the Appointing Authority, and the Case Administrator shall treat the proceedings of the Arbitration Case including, without limitation, the award and decisions of the tribunal, the testimony of witnesses, the documentary evidence exchanged, offered, or introduced, and other papers and data related thereto, as confidential. Upon request of any party, each party agrees to execute prior to the exchange of any information a confidentiality agreement in form and substance satisfactory to the Arbitration Tribunal that restricts disclosure of confidential information during and after the conclusion of the Arbitration Case, subject to disclosure required by the federal securities laws.

                                   ARTICLE 14

                                  MISCELLANEOUS

         14.1 TERM. The existence of the Joint Venture shall be for a period of 10 years from the date of the filing of its certificate of formation with the Delaware Secretary of State.

         14.2 AMENDMENTS. This Agreement may be amended only by the affirmative vote of all the Members. Any such amendment shall be in writing, duly executed by all the Members.

         14.3 FINDERS. Each Member represents that no person has acted as finder in connection with the Joint Venture and each agrees to indemnify the others with respect to any claim for any finder's fee as a result of the transactions contemplated hereby. In the event of any claim for a fee made by Malcolm Harris, Proturo shall be responsible for such fee and shall indemnify Commodore and Viejas with respect to such claim.

         14.4 NATURE OF MEMBERSHIP INTEREST; AGREEMENT IS BINDING UPON SUCCESSORS. A membership interest is personal property. A Member shall have no interest in any specific property of the Joint Venture except to the extent such interest is evidenced by a separate

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

agreement between such Member and the Joint Venture. The successor of any Member shall be bound by the provisions of this Agreement, including without limitation, Article 7.

         14.5 TITLE TO PROPERTY. Title to all Joint Venture property shall be held in the name of the Joint Venture. Except as otherwise permitted by this Agreement, no Member shall have the right, and each Member does hereby agree that it shall not seek, to cause a partition of the Joint Venture's property whether by court action or otherwise.

         14.6 ATTORNEY FEES. In the event that any dispute between the Joint Venture and the Members or among the Members should result in litigation or arbitration, the prevailing party in such dispute shall be entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including without limitation, reasonable attorneys' fees and expenses, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment as long as the recipient is a prevailing party as defined herein. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney fees and costs incurred in enforcing such judgment and an award of prejudgment interest from the date of the breach at the maximum rate of interest allowed by law. For the purposes of this Article: (a) attorney fees shall include, without limitation, fees incurred in the following: (i) post-judgment motions; (ii) contempt proceedings; (iii) garnishment, levy, and debtor and third party examinations; (iv) discovery; and
(v) bankruptcy litigation; and (b) prevailing party shall mean the party who is determined in the proceeding to have prevailed or who prevailed by dismissal, default or otherwise.

         14.7 VENUE, JURISDICTION; SERVICE OF PROCESS. In any action or proceeding arising out of or relating to this Agreement (an "Action"), each of the Members hereby irrevocably submits to the exclusive jurisdiction of any federal or state court sitting in either San Diego, California or Miami, Florida (the "Forum"). The defendant in any such Action shall have the right, which shall not be opposed by the other party, to remove the Action to any of the courts mentioned above which has subject matter jurisdiction. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any Action in the Forum. Each Member hereby irrevocably agrees to accept service of process at its address as set forth on SCHEDULE 2 to this Agreement. Service on any Member, when delivered by certified or registered mail, return receipt requested, shall be good and valid service on each Member and, accordingly, each Member does hereby waive, to the extent permitted by applicable law, any and all defenses or immunities that may otherwise exist to the effectiveness of such service. Viejas hereby waives its sovereign immunity with respect to any Action arising under this Agreement or any other agreement contemplated hereby, including immunity from unconsented suit and its rights, if any, to require exhaustion of tribal court remedies. Viejas further waives any rights it may have under any treaties to which it is a party, which rights are in conflict with any provision of this Agreement. It is understood and agreed that this provision for jurisdiction, venue, service of process and waiver of immunities and rights under treaties is part of the consideration given by each Member and relied upon by each Member in connection with the execution of this Agreement.

         14.8 SEAL. The Members may adopt a seal of the Joint Venture in such form as the Members shall decide.

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

         14.9 ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules hereto, constitutes the entire agreement among the Members with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties, including the letter agreements between Commodore and Viejas dated February 17, 1999, April 16, 1999 and June 24, 1999. No party hereto shall be liable or bound to the other in any manner by any warranties, representations or covenants with respect to the subject matter hereof except as specifically set forth herein.

         14.10 THIRD PARTIES. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein or in the Exhibits hereto.

         14.11 GOVERNING LAW. This Agreement shall be governed by and construed under the substantive laws of the State of New York, without regard to New York choice of law provisions.

         14.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when there exist copies hereof which, when taken together, bear the authorized signatures of each of the parties hereto. Only one such counterpart signed by the party against whom enforceability is sought need be produced to evidence the existence of this Agreement.

         14.13 TITLES AND SUBTITLES; FORM OF PRONOUNS; CONSTRUCTION AND DEFINITIONS. The titles of the sections and paragraphs of this Agreement are for convenience only and are not to be considered in construing this Agreement. All pronouns used in this Agreement shall be deemed to include masculine, feminine and neuter forms, the singular number includes the plural and the plural number includes the singular. Unless otherwise specified, references to Articles or Articles are to the Articles or Articles in this Agreement. Unless the context otherwise requires, the term "including" shall mean "including, without limitation."

         14.14 SEVERABILITY. If one or more provisions of this Agreement are held by a proper court to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary and permitted by law, shall be severed herefrom, and the balance of this Agreement shall be enforceable in accordance with its terms.

         14.15 COSTS. Each Member, and its respective Affiliates, shall bear its own costs (including legal and accounting fees) in connection with the transactions leading up to, and the negotiating and entering into, this Agreement.

         IN WITNESS WHEREOF, the Members of CORONADO SEAS, LLC have executed this Amended and Restated Operating Agreement as of the day set forth on the first page of this Agreement.

                                       COMMODORE DAY CRUISES LIMITED, a
                                       Bermuda Corporation

                                       By:     /s/ Jeffrey I. Binder
                                               ---------------------------------

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

                                               Name:      Jeffrey I. Binder
                                               Title:     Chairman of the Board

                                       PROMOCIONES TURISTICAS DE
                                       ROSARITO, S.A. DE C.V.,
                                       a Mexican corporation

                                       By:     /s/ Angel R. Calzada
                                               ---------------------------------
                                               Name:      Angel R. Calzada
                                               Title:     Attorney in Fact

                                       VIEJAS BAND OF KUMEYAAY INDIANS,
                                       a federally recognized Indian Tribe

                                       By:     /s/ Steven F. TeSam
                                               ---------------------------------
                                               Name:      Steven F. TeSam
                                               Title:     Vice-Chairman

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